Exhibit 4.5

                     Form of Sale and Servicing Agreement

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                                                               Exhibit No. 4.5





           FINANCE AMERICA SECURITIES, LLC MORTGAGE LOAN TRUST [ ],


                                   as Issuer

                       FINANCE AMERICA SECURITIES, LLC,


                                 as Depositor

                          [                      ],


                                  as Servicer

                                      and

                          [                      ],


                             as Indenture Trustee

                         SALE AND SERVICING AGREEMENT

                           Dated as of [          ]




         Finance America Securities, LLC Mortgage Loan Trust [       ]
                            Asset Backed Securities

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
                               Table of Contents

                                                                                          Page

                                   ARTICLE I

                                  DEFINITIONS

Section 1.01. Definitions:...................................................................1
Section 1.02. Provisions of General Application.............................................25

                                  ARTICLE II

        CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01. Conveyance of Mortgage Loans; Special Deposit; Priority and
              Subordination of Ownership Interests..........................................26
Section 2.02. Possession of Mortgage Files; Access to Mortgage Files........................27
Section 2.03. Delivery of Mortgage Loan Documents [and Note Insurance Policy]...............28
Section 2.04. Acceptance by Indenture Trustee of the Mortgage Loans; Certain
              Substitutions; Certification..................................................30
Section 2.05. Further Action Evidencing Assignment..........................................31
Section 2.06. Conveyance of the Subsequent Mortgage Loans...................................32

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

Section 3.01. Representations of the Servicer...............................................32
Section 3.02. Representations, Warranties and Covenants of the Depositor....................33
Section 3.03. Purchase And Substitution.....................................................35

                                  ARTICLE IV

                                  [RESERVED]

                                   ARTICLE V

              ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

Section 5.01. Appointment of the Servicer...................................................36
Section 5.02. Subservicers..................................................................37
Section 5.03. Collection of Certain Mortgage Loan Payments; Collection Account..............39
Section 5.04. Permitted Withdrawals from the Collection Account.............................40
Section 5.05. Payment of Taxes, Insurance and Other Charges.................................42
Section 5.06. Maintenance Of Casualty Insurance.............................................42
Section 5.07. Maintenance of Mortgage Impairment Insurance Policy...........................43
Section 5.08. Fidelity Bond; Errors and Omissions Policy....................................43
Section 5.09. Collection of Taxes, Assessments and Other Items; Servicing Account...........44
Section 5.10. Periodic Filings With The Securities And Exchange Commission;
              Additional Information........................................................44
Section 5.11. Enforcement of Due-on-Sale Clauses; Assumption Agreements.....................44
Section 5.12. Realization Upon Defaulted Mortgage Loans.....................................45
Section 5.13. Indenture Trustee to Cooperate; Release of Mortgage Files.....................46
Section 5.14. Servicing Fee; Servicing Compensation.........................................48
Section 5.15. Reports to the Indenture Trustee and the Depositor and the Note
              Insurer; Collection Account Statements........................................48
Section 5.16. Annual Statement as to Compliance.............................................48
Section 5.17. Annual Independent Public Accountants' Servicing Report.......................49
Section 5.18. Purchase of Defaulted Mortgage Loans..........................................49
Section 5.19. Reports to be Provided by the Servicer........................................49
Section 5.20. Adjustment of Servicing Compensation In Respect of Prepaid Mortgage
              Loans.........................................................................50
Section 5.21. Periodic Advances.............................................................50
Section 5.22. Inspections by Note Insurer...................................................51
Section 5.23. Maintenance of Corporate Existence and Licenses; Merger or
              Consolidation of the Servicer.................................................51
Section 5.24. Assignment of Agreement by Servicer; Servicer Not to Resign...................51
Section 5.25. Information Reports to be Filed by the Servicer...............................52
Section 5.26. [Reserved]....................................................................52
Section 5.27. Waiver of Prepayment Premiums.................................................52
Section 5.28. Adjustable Rate Mortgage Loans................................................52
Section 5.29. [Notices of Material Events]..................................................53

                                  ARTICLE VI

                          DISTRIBUTIONS AND PAYMENTS

Section 6.01. Establishment of Trust Accounts and Certificate Distribution Account;
              Deposits to the Trust Accounts and Certificate Distribution Account...........53
Section 6.02. Permitted Withdrawals from the Note Distribution Account and the
              Certificate Distribution Account..............................................59
Section 6.03. Collection of Money...........................................................59
Section 6.04. [The Note Insurance Policy]...................................................60
Section 6.05. Distributions.................................................................62
Section 6.06. [Reserved].63
Section 6.07. Reports by Indenture Trustee..................................................63
Section 6.08. Additional Reports by Indenture Trustee.......................................65
Section 6.09. Compensating Interest.........................................................66
Section 6.10. [Effect of Payments by the Note Insurer; Subrogation].........................66
Section 6.11. Allocation of Realized Losses.................................................66
Section 6.12. Pre-Funding Account...........................................................66
Section 6.13. Capitalized Interest Account..................................................66
Section 6.14. Determination of LIBOR........................................................66
Section 6.15. The Reserve Fund..............................................................67

                                  ARTICLE VII

                                    DEFAULT

Section 7.01. Events of Default.............................................................67
Section 7.02. Indenture Trustee to Act; Appointment of Successor............................69
Section 7.03. Waiver of Defaults............................................................72
Section 7.04. [Mortgage Loans, Trust Estate and Accounts Held for Benefit of the Note
              Insurer]......................................................................73
Section 7.05. [Rights of the Note Insurer to Exercise Rights of Securityholders]............73
Section 7.06. [Indenture Trustee to Act Solely with Consent of the Note Insurer]............73

                                 ARTICLE VIII

                                  TERMINATION

Section 8.01. Termination...................................................................73

                                  ARTICLE IX

                                  [RESERVED]

                                   ARTICLE X

                                  [RESERVED]

                                  ARTICLE XI

                           MISCELLANEOUS PROVISIONS

Section 11.01. Limitation on Liability of the Depositor and the Servicer....................75
Section 11.02. Acts of Securityholders......................................................76
Section 11.03. Amendment....................................................................77
Section 11.04. Recordation of Agreement.....................................................78
Section 11.05. Notices......................................................................78
Section 11.06. Severability of Provisions...................................................78
Section 11.07. Counterparts.................................................................79
Section 11.08. Successors and Assigns.......................................................79
Section 11.09. Headings.....................................................................79
Section 11.10. [Note Insurer Default].......................................................79
Section 11.11. Third Party Beneficiary......................................................79
Section 11.12. [Reserved.]..................................................................79
Section 11.13. Notice to Rating Agencies and Note Insurer.79
Section 11.14. Governing Law................................................................80
Section 11.15. Appointment of Agent.........................................................80
Section 11.16. Taxes........................................................................80

                                   EXHIBITS

Exhibit A      Note Insurance Policy
Exhibit B      Mortgage File
Exhibit C      Mortgage Loan Schedule
Exhibit D      Acknowledgment of Receipt
Exhibit E      Initial Certification
Exhibit F      Final Certification
Exhibit G      Request For Release of Documents
Exhibit H      Form of Liquidation Report
Exhibit I      Certificate Re Prepaid Loans
Exhibit J      Subsequent Transfer Instrument
Exhibit K      Forms of Lost Note Affidavit

        SALE AND SERVICING AGREEMENT, dated as of [_________________________], by and among Finance America Securities, LLC Mortgage Loan Trust [ __________ ], a [Delaware business trust], in its capacity as issuer (the "Issuer"), Finance America Securities, LLC, a Delaware limited liability company, in its capacity as depositor (the "Depositor"), [ ], a [ _______________________________ ] corporation, in its capacity as servicer (the "Servicer"), and [ ], a [ _______________________________ ], in its
capacity as indenture trustee (the "Indenture Trustee").

                            PRELIMINARY STATEMENT:

        WHEREAS, the Issuer desires to purchase a pool of Mortgage Loans that were originated or purchased by [_________________________________________ ]
(the "Seller") in the ordinary course of business of the Seller;

        WHEREAS, the Depositor is willing to sell such Mortgage Loans to the Issuer; and

        WHEREAS, the Servicer is willing to service such Mortgage Loans in accordance with the terms of this Agreement on behalf of the Custodian, the Owner Trustee, the Indenture Trustee and the Note Insurer;

        NOW, THEREFORE, in consideration of the mutual agreements herein contained, the Issuer, the Depositor, the Servicer and the Indenture Trustee agree as follows:

                                  ARTICLE I

                                  DEFINITIONS

        Section 1.01. Definitions: Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings.

        Accepted Servicing Practices: The Servicer's normal servicing practices, which in all material respects will conform to the mortgage servicing practices of prudent mortgage lending institutions which service for their own and others' account mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, which are exercised with prudent and reasonable care and which give due consideration to the Securityholders' [and the Note Insurer's] reliance on the Servicer. The Servicer's normal servicing practices, which in all material respects will conform to its mortgage servicing practices for mortgage loans of the same type as the Mortgage Loans which it services.

        Account: Any Eligible Account established pursuant to Sections 5.03, 5.09, 6.01 or 6.04 hereof.

        Accrual Period: With respect to any Distribution Date and any Class of LIBOR Securities, the one-month period beginning on the immediately preceding Distribution Date (or on the Closing Date, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date. With respect to any Distribution Date and any other Class of Securities, the calendar month immediately preceding the month in which such Distribution Date occurs.

        Act:  The Securities Act of 1933, as amended.

        Addition Notice:

        Adjustable Rate Mortgage Loan: Any Mortgage Loan as to which the related Mortgage Note provides for the adjustment of the Mortgage Rate applicable thereto.

        Administration Agreement: The Administration Agreement dated as of
[              ], between [             ], as administrator, and the Issuer.

        Administrator: [         ], in its capacity as administrator under the
Administration Agreement.

        Affiliate: With respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        Agreement: This Sale and Servicing Agreement, including the Exhibits hereto, and all amendments hereof and supplements hereto.

        Applied Loss Amount:

        Appraised Value: As to any Mortgaged Property, the lesser of (i) the appraised value of such Mortgaged Property based upon the appraisal made at the time of the origination of the related Mortgage Loan, and (ii) the sales price of the Mortgaged Property at such time of origination, except in the case of a Mortgaged Property securing a refinanced or modified Mortgage Loan as to which it is the lesser of the appraised value determined above or the appraised value determined in an appraisal at the time of refinancing or modification, as the case may be.

        Assignment Of Mortgage: With respect to each Mortgage Loan, an assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage to the Indenture Trustee for the benefit of the Securityholders [and the Note Insurer].

        [Available Collection Amount: With respect to any Distribution Date, the sum of (a) all amounts received in respect of the Mortgage Loans or paid by the Servicer, the Seller or the Depositor (exclusive of amounts not required to be deposited in the Collection Account) during the related Due Period (and, in the case of amounts required to be paid by the Seller in connection with the purchase or substitution of a Deleted Mortgage Loan, deposited in the Collection Account on or before the related Determination
Date), as reduced by any portion thereof that may not be withdrawn therefrom pursuant to an order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to Section 362 of the United States Bankruptcy Code, (b) with respect to the final Distribution Date, or an early redemption or termination of the Securities pursuant to Section 8.01(b), the Termination Price, and (c) any income or gain from investment of funds in the Collection Account.]

        [Available Funds: With respect to any Distribution Date, the Available Collection Amount for such date less the Servicing Fee.]

        Balloon Mortgage Loan: Any Mortgage Loan having an original term to maturity that is shorter than its amortization schedule, and a final Monthly Payment that is disproportionately large in comparison to other Monthly Payments.

        Balloon Payment: The final scheduled payment under the terms of a Balloon Mortgage Loan.

        [Base Specified Overcollateralization Amount: With respect to any Distribution Date on which a Step-up Trigger Event has not occurred or is not continuing, the product of [ ]% and the Cut-off Date Balance; with respect to any Distribution Date on which a Step-up Trigger Event has occurred or is continuing, the product of [ ______ ]% and the Cut-off Date Balance.]

        Basic Documents: This Agreement, the Indenture, the Trust Agreement, the Mortgage Loan Purchase Agreement, the Administration Agreement and the Custodial Agreement.

        Basis Risk Shortfall:

        Blanket Mortgage: The mortgage or mortgages encumbering a Cooperative Property.

        Business Day: Any day other than (a) a Saturday or Sunday, (b) a day on which the Note Insurer is closed or (c) a day on which banking institutions in the State of New York, the State of [__________________________________ ]
(if other than New York) the city in which the Indenture Trustee's corporate trust office is located are authorized or obligated by law or executive order to be closed.

        [Calculated Loss Percentage: With respect to any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Total Expected Losses for such Distribution Date and the denominator of which is the Cut-off Date Balance.]

        Capitalized Interest Account:

        Capitalized Interest Amount:

        Certificate(s):  Any Residual Interest Certificate.

        Certificate Distribution Account: The account established in accordance with Section 6.01(a)(iii) hereof and maintained on behalf of the Owner Trustee.

        Certificateholder:  The holder of a Residual Certificate.

        Certificate Register:  As defined in the Trust Agreement.

        Class:  All Securities having the same class designation.

        Class Notional Amount:

        Class Principal Amount: With respect to each Class of Securities other than the Residual Interest Certificates and any Class of Notional Securities, the aggregate of the Principal Amounts of all Securities of such Class at the date of determination.

        Closing Date:  [                                     ].

        Collection Account: The account established in accordance with Sections 5.03(b) and 6.01(a)(i) hereof and maintained by the Servicer, on behalf of the Indenture Trustee.

        Compensating Interest:  As defined in Section 6.09.

        Cooperative Corporation: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

        Cooperative Loan: Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

        Cooperative Loan Documents: With respect to any Cooperative Loan, (i) the Cooperative Shares, together with a stock power in blank; (ii) the original executed Security Agreement and the assignment of the Security Agreement endorsed in blank; (iii) the original executed Proprietary Lease and the assignment of the Proprietary Lease endorsed in blank; (iv) the original executed Recognition Agreement and the assignment of the Recognition Agreement (or a blanket assignment of all Recognition Agreements) endorsed in blank; (v) the executed UCC-1 financing statement with evidence of recording thereon, which has been filed in all places required to perfect the security interest in the Cooperative Shares and the Proprietary Lease; and (vi) executed UCC-3 financing statements (or copies thereof) or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Indenture Trustee with evidence of recording thereon (or in a form suitable for recordation).

        Cooperative Property: The real property and improvements owned by the Cooperative Corporation, that includes the allocation of individual dwelling units to the holders of the Cooperative Shares of the Cooperative Corporation.

        Cooperative Shares:  Shares issued by a Cooperative Corporation.

        Cooperative Unit: A single family dwelling located in a Cooperative Property.

        Corporate Trust Office: The principal office of the Indenture Trustee, at which its corporate trust business shall be administered, which office at the date of execution of this Agreement is located at [ ], or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders[, the Note Insurer] and the Issuer, or the principal corporate trust office of any successor Indenture Trustee at the address designated by such Indenture Trustee by notice to the Noteholder[, the Note Insurer] and the Issuer.

        Cumulative Realized Losses: With respect to any date of determination, the aggregate of all Realized Losses from the Cut-off Date through the immediately preceding Determination Date.

        Curtailment: With respect to a Mortgage Loan, any payment of principal received during a Due Period as part of a payment that is in excess of the amount of the Monthly Payment due for such Due Period and which is not intended to satisfy the Mortgage Loan in full, nor is intended to cure a delinquency.

        Custodial Agreement: Any custodial agreement entered into by the Indenture Trustee in accordance with this Agreement. Initially, the Custodial Agreement dated as of [ ], among [ ], the Indenture Trustee, the Servicer and the Issuer, as such may be amended or supplemented from time to time.

        Custodian: As defined in Section 2.02(c). Initially, the Custodian shall be [___________________________________].

        Custodian Compensation: All amounts payable or reimbursable to the Custodian pursuant to Sections 11, 12, 13, 14, 15 and 20 of the Custodial Agreement; provided that any fees and expenses of attorneys payable pursuant to Section 11 thereof shall not exceed $75,000 per calendar year (on an average basis), so that any excess not paid pursuant to Section 6.05(b)(i) EIGHTH shall be paid in a subsequent year.

        Cut-off Date:  [                            ].

        Cut-off Date Balance:  The Total Loan Balance as of the Cut-off Date.

        [DCR:  Duff & Phelps Credit Rating Co., or its successor in interest.]

        Deferred Amount:

        [Deficiency Amount: With respect to any Distribution Date, the excess, if any, of (a) the sum of (i) for any Distribution Date, the Noteholders' Interest Distribution Amount and (ii) for any Distribution Date on which the Overcollateralization Amount is zero, the amount by which the Class Principal Amount of the Notes as of such Distribution Date (before giving effect to distributions of principal on the Notes on such Distribution Date) exceeds the Total Loan Balance for such Distribution Date over (b) the Available Funds (net of the Premium Amount payable to MBIA, and the Owner Trustee Compensation and the Custodian Compensation) for such Distribution Date.]

        Deleted Mortgage Loan: A Mortgage Loan replaced by or to be replaced by a Qualified Substitute Mortgage Loan.

        [Delinquency Loss Factor: With respect to any Distribution Date, the aggregate of the Principal Balances of all Mortgage Loans that are (a) 30 to 59 days Delinquent, MULTIPLIED BY [ ______ ]%, (b) 60 to 89 days Delinquent, MULTIPLIED BY [ _____ ]%, and (c) 90 or more days Delinquent.]

        Delinquent: A Mortgage Loan is "delinquent" if any payment due thereon is not made by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31- day month in which a payment was due on the 31st day of such month) then on the last day of such immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

        Depositor: Finance America Securities, LLC, a Delaware limited liability company, and any successor thereto.

        Designated Depository Institution: With respect to the Collection Account, the trust department of a federal or state chartered depository institution acceptable to the Note Insurer, acting in its fiduciary capacity, having combined capital and surplus of at least [$100,000,000]; PROVIDED, HOWEVER, that if the Collection Account is not maintained with the Indenture Trustee, (i) such institution shall have a long-term debt rating of at least ["A"] or the equivalent by each Rating Agency and (ii) the Servicer shall provide the Indenture Trustee [and the Note Insurer] with a statement identifying the location and account information of the Collection Account upon a change in the location of such account.

        Determination Date: With respect to each Distribution Date, the last day of the month immediately preceding the month in which such Distribution Date occurs.

        Distribution Date: The [25th] day of any month, or if such [25th] day is not a Business Day, the first Business Day immediately following, commencing in [ ].

        Due Date: With respect to any Mortgage Loan, the day of the month in which the related Monthly Payment is due.

        Due Period: With respect to each Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

        Eligible Account: Either (A) a segregated account or accounts maintained with an institution (which may include the Indenture Trustee, provided such institution otherwise meets these requirements) whose deposits are insured by the FDIC, the unsecured and uncollateralized debt obligations of which institution shall be rated [AA] (or the equivalent) or better by each Rating Agency and in the highest short term rating category by each Rating Agency, and which is (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association (including the Indenture Trustee) duly organized, validly existing and in good standing under the federal banking laws, (iv) a principal subsidiary of a bank holding company, or (v) approved in writing by the Note Insurer and each Rating Agency or (B) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution acceptable to each Rating Agency [and the Note Insurer] (the Indenture Trustee and the Custodian shall be deemed acceptable, provided that the Indenture Trustee or the Custodian, as applicable, otherwise meets these requirements), having capital and surplus of not less than [$100,000,000], acting in its fiduciary capacity.

        Entitlement Holder: The meaning specified in Section 8-102(a)(7) of the New York UCC.

        Entitlement Order: The meaning specified in Section 8-102(a)(8) of the New York UCC (I.E., generally, orders directing the transfer or redemption of any Financial Asset).

        ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

        Event Of Default: One or more of the events described in Section 7.01 hereof.

        [Excess Spread: With respect to any Distribution Date, the amount, if any, by which (a) the Available Funds for such Distribution Date exceed (b) the sum of the Regular Principal Distribution Amount, the Noteholders' Interest Distribution Amount, the Premium Amount and the Reimbursement Amount and the Owner Trustee Compensation and the Custodian Compensation.]

        FDIC: The Federal Deposit Insurance Corporation and any successor thereto.

        Fee Letter Agreement: The fee letter agreement between the Owner Trustee and the Seller attached as Exhibit F to the Trust Agreement.

        FHLMC: The Federal Home Loan Mortgage Corporation and any successor thereto.

        Financial Asset: The meaning specified in Section 8-102(a)(9) of the New York UCC.

        [Fitch:  Fitch ICBA, Inc., or its successor in interest.]

        Fixed Rate Mortgage Loan: Any Mortgage Loan as to which the related Mortgage Note provides for a fixed Mortgage Rate.

        FNMA: The Federal National Mortgage Association and any successor thereto.

        Foreclosure Property: Any real property or personal property securing a Mortgage Loan that has been acquired by the Servicer through foreclosure, deed in lieu of foreclosure or similar proceedings in respect of the related Mortgage Loan.

        Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement dated as of [____________________________], between the Seller and the Depositor.

        HUD:  The United States Department of Housing and Urban Development.

        Indenture: The Indenture dated as of [___________________________], between the Issuer and the Indenture Trustee.

        Indenture Trustee: [_______________________], a [__________________],
or any successor trustee appointed as herein provided.

        Indenture Trustee Fee:

        Indenture Trustee Fee Rate:

        Indenture Trustee Remittance Report:  As defined in Section 6.07.

        Initial Capitalized Interest Amount:

        Initial LIBOR Rate:

        Initial Mortgage Loan:

        [Insurance Agreement:  The Insurance Agreement dated as of
[ ______________________________ ] among the Note Insurer, the Seller, the
Depositor, the Servicer, the Issuer and the Indenture Trustee, as such agreement may be amended or supplemented in accordance with the provisions thereof.]

        Insurance Policy: Any standard hazard insurance policy, flood insurance policy, earthquake insurance policy or title insurance policy relating to a Mortgage Loan or a Mortgaged Property.

        Insurance Proceeds: Proceeds paid by any insurer pursuant to any insurance policy covering a Mortgage Loan to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with Accepted Servicing Practices. ["Insurance Proceeds" do not include "Insured Payments."]

        [Insured Note:  Any Note.]

        [Insured Noteholder:  Any holder of an Insured Note.]

        [Insured Payment:  As defined in the Note Insurance Policy.]

        Interest Rate: With respect to each Class of Securities, the per annum rate of interest applicable to Securities of such Class, as specified below:

                             Class                         Interest Rate
                             -----                         -------------
                             [    ]                           [ ]%(1)
                           Residual                              (2)
(1) The Interest Rate applicable to the Class A Notes remaining outstanding will be increased by [ ______ ]% with respect to each Distribution Date occurring after the date on which the [Majority Residual Interestholders] are first permitted to exercise the option to redeem or terminate the Securities pursuant to Section 8.01(b).

(2) The Residual Interest Certificates will be issued without a Class Principal Amount and will not bear interest.

        Junior Mortgage Loan: Any Mortgage Loan secured by a junior lien on the related Mortgaged Property.

        Late Payment Rate:  As defined in the Insurance Agreement.

        LIBOR: With respect to each Accrual Period, the per annum rate determined pursuant to Section 6.14 on the basis of London interbank offered rate quotations for one-month Eurodollar deposits, as such quotations may appear on the display designated as page 3750 on the Dow Jones Telerate Service (or such other page as may replace such page on that service for the purpose of displaying London interbank offered quotations of major banks).

        LIBOR Security:

        LIBOR Determination Date: The second London Business Day preceding the commencement of each Accrual Period.

        Liquidated Mortgage Loan: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the Servicer determines, in accordance with Accepted Servicing Practices, that all Liquidation Proceeds which it expects to recover have been recovered or that the cost of obtaining any additional recoveries therefrom would exceed the amount of such recoveries.

        Liquidation Expenses: Expenses incurred by the Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed amount expended by the Servicer pursuant to Sections 5.05, 5.06 and 5.12 respecting the related Mortgage Loan and any unreimbursed expenditures for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an Liquidated Mortgage Loan which have been netted against related Foreclosure Property.

        Liquidation Proceeds: Amounts received by the Servicer (including Insurance Proceeds) in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law. With respect to a Liquidated Mortgage Loan, any cash amounts received in connection with the liquidation of such Liquidated Mortgage Loan, whether through trustee's sale, foreclosure sale or other disposition, and any other amounts required to be deposited in the Collection Account pursuant to Section 5.12, in each case other than Post-Liquidation Proceeds, Insurance Proceeds and Released Mortgaged Property Proceeds.

        Loan Purchase Price: With respect to any Mortgage Loan purchased from the Trust Estate pursuant to this Agreement or the Mortgage Loan Purchase Agreement, the sum of (i) the outstanding principal balance of such Mortgage Loan as of the date of purchase, (ii) all interest accrued thereon and unpaid to the end of the Due Period during which such purchase occurs and (iii) the amount of any Servicing Advances remaining unreimbursed with respect to such Mortgage Loan.

        Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the principal balance of such Mortgage Loan, as of the date of origination of the Mortgage Loan, DIVIDED BY the Appraised Value of the related Mortgaged Property.

        London Business Day: Any day on which banks are open for dealing in foreign currency and exchange in London, England and New York City.

        Lost Note Affidavit: Any lost note affidavit provided by the Seller, substantially in the forms attached hereto as Exhibit K.

        Maintenance: With respect to any Cooperative Unit, the rent or fee paid by the Mortgagor to the Cooperative Corporation pursuant to the Proprietary Lease.

        Majority Residual Interestholders: The Holder or Holders of Residual Interest Certificates evidencing Percentage Interests in excess of 51% of such Class.

        Majority Securityholders: The Holder or Holders of Securities evidencing Percentage Interests in excess of 51% of each Class outstanding.

        Monthly Payment: As to any Mortgage Loan and any Due Date, the scheduled payment of principal and interest due thereon for such Due Date.

        [Moody's:  Moody's Investors Service, or its successor in interest.]

        Mortgage: The mortgage, deed of trust or other instrument creating a lien on the Mortgaged Property.

        Mortgage File: The mortgage documents listed in Exhibit B attached hereto pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement; provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Indenture Trustee or the Custodian on behalf of the Indenture Trustee, such term shall not be deemed to include such additional documents required to be added unless they are actually so added.

        Mortgage Loan: An individual mortgage loan that is assigned and transferred to the Issuer pursuant to this Agreement and identified on Exhibit C hereto, together with the rights and obligations of a holder thereof and payments thereon and proceeds therefrom (other than payments of interest that accrued on each Mortgage Loan up to and including the Due Date therefor occurring on or prior to the Cut-off Date), the Mortgage Loans originally subject to this Agreement being identified on the Mortgage Loan Schedule. As applicable, Mortgage Loan shall be deemed to refer to the related Foreclosure Property.

        Mortgage Loan Schedule: The list of the Mortgage Loans transferred to the Trustee or the Custodian on behalf of the Indenture Trustee on or before the Closing Date or Subsequent Transfer Date as part of the Trust Estate and attached hereto as Exhibit D and delivered in computer readable format, which list shall set forth at a minimum the following information as to each Mortgage Loan:

             (i) last name of Mortgagor;

             (ii) the Mortgage Loan identifying number;

             (iii) the city, state and zip code of the Mortgaged Property;

             (iv) the type of property;

             (v) the current Monthly Payment as of the Cut-off Date;

             (vi) the original number of months to maturity;

             (vii) the scheduled maturity date;

             (viii) the Principal Balance as of the Cut-off Date (with respect to an Initial Mortgage Loan) or subsequent Cut-off Date (with respect to a Subsequent Mortgage Loan);

             (ix) the Loan-to-Value Ratio at origination;

             (x) the Mortgage Rate as of the date of origination;

             (xi) the Mortgage Rate as of the Cut-off Date (with respect to an Initial Mortgage Loan) or Subsequent Cut-off Date (with respect to a Subsequent Mortgage Loan);

             (xii) the Appraised Value;

             (xiii) the stated purpose of the loan at origination;

             (xiv) the type of occupancy at origination;

             (xv) the documentation type;

             (xvi) the loan classification; and

             (xvii) the Servicing Fee with respect to such Mortgage Loan, expressed as a rate per annum.

        Such schedule may consist of multiple reports that collectively set forth all of the information required.

        Mortgage Note: The original, executed note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

        Mortgage Pool: The aggregate of the Mortgage Loans identified on the Mortgage Loan Schedule.

        Mortgage Rate: As to any Mortgage Loan, the per annum rate at which interest accrues under the related Mortgage Note.

        Mortgaged Property: The underlying property securing a Mortgage Loan, consisting of a fee simple estate in a single parcel of land improved by a Residential Dwelling.

        Mortgagor:  The obligor on a Mortgage Note.

        Net Liquidation Proceeds: As to any Liquidated Mortgage Loan, Liquidation Proceeds net of, without duplication, Liquidation Expenses and net of any unpaid Servicing Fees, unreimbursed Periodic Advances and unreimbursed Servicing Advances made by the Servicer. For all purposes of this Agreement, Net Liquidation Proceeds shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

        Net Mortgage Rate:

        Nonrecoverable Advances: With respect to any Mortgage Loan, (a) any Periodic Advance or Servicing Advance previously made and not reimbursed from late collections pursuant to Section 5.04(a), or (b) a Periodic Advance proposed to be made in respect of a Mortgage Loan or Foreclosure Property, either of which, in the good faith business judgment of the Servicer, as evidenced by an Officer's Certificate delivered to [the Note Insurer and] the Trustee no later than the Business Day following such determination would not be ultimately recoverable pursuant to Section 5.04(a).

        [Non-reduction Trigger Event: A Non-reduction Trigger Event will have occurred with respect to any Distribution Date if (a) prior to the Distribution Date in [ ], the Three Month Annualized Loss Rate for such Distribution Date exceeds [ _____ ]% and (b) on and after the Distribution Date in [ ], the Three Month Annualized Loss Rate for such Distribution Date exceeds [ _____ ]%. Following the occurrence of any of a Non-reduction Trigger Event, such event shall be deemed to be continuing on succeeding Distribution Date until the following is true for each of six consecutive Distribution
Dates: the Three Month Annualized Loss Rate is less than the applicable level specified in the first sentence above.]

        Note(s):  One or more of the Class A Notes.

        Note Distribution Account: The account established in accordance with
Section 6.01(a)(ii) hereof and maintained by or on behalf of the Indenture Trustee.

        [Note Insurance Payment Account: The Note Insurance Payment Account established in accordance with Section 6.04(c) hereof and maintained on behalf of the Indenture Trustee.]

        [Note Insurance Policy: The Note Guaranty Insurance Policy No. [     ],
dated the Closing Date, and any endorsements thereto, issued by the Note Insurer for the benefit of Holders of the Insured Notes, a copy of which is attached hereto as Exhibit A.]

        [Note Insurer: [     ], a stock insurance company organized and created
under the laws of the State of [        ], and any successors thereto.]

        [Note Insurer Default: Any failure by the Note Insurer to make a payment required under the Note Insurance Policy in accordance with its terms, which failure continues unremedied for five Business Days.]

        Note Register:  As defined in the Indenture.

        Noteholder:  Each holder of a Note.

        [Noteholders' Interest Carryforward Amount: With respect to any Distribution Date, the excess, if any, of the Noteholders' Monthly Interest Distributable Amount for the immediately preceding Distribution Date and any Noteholders' Interest Carryforward Amount remaining outstanding with respect to prior Distribution Dates, over the amount in respect of interest that was paid on the Notes on such immediately preceding Distribution Date, and interest on that amount for the related Accrual Period at the Interest Rate.]

        [Noteholders' Interest Distribution Amount: With respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distribution Amount for such Distribution Date and the Noteholders' Interest Carryforward Amount for such Distribution Date.]

        [Noteholders' Monthly Interest Distribution Amount: With respect to any Distribution Date, the aggregate of interest accrued for the related Accrual Period at the applicable Interest Rate on the Class Principal Amount of the Notes immediately preceding such Distribution Date.]

        Notional Security:

        Offering Document:  The Prospectus.

        Officer's Certificate: A certificate signed by the Chairman of the Board, the President or a Vice President and the Treasurer, the Secretary, one of the Assistant Treasurers or Assistant Secretaries or a Servicing Officer of the Seller, the Servicer, or the Depositor, as required by this Agreement.

        Opinion of Counsel: A written opinion of counsel, which opinion shall be acceptable in form and substance to the Indenture Trustee and the Note Insurer and delivered to the Indenture Trustee and the Note Insurer from counsel reasonably acceptable to each addressee of such opinion and experienced in matters relating to the subject of such opinion; except that any opinion of counsel relating to federal income tax matters must be an opinion of counsel who (i) is in fact independent of the Seller, the Servicer and the Indenture Trustee, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Servicer or the Indenture Trustee or in an Affiliate thereof, (iii) is not connected with the Seller or the Servicer or the Indenture Trustee as an officer, employee, director or person performing similar functions and (iv) is reasonably acceptable to the Note Insurer.

        [Optimal Principal Amount: With respect to any Distribution Date, an amount equal to the Total Loan Balance as of the immediately preceding Determination Date MINUS the Targeted Overcollateralization Amount for such Distribution Date.]

        Original Pre-Funded Amount:

        Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan which was not the subject of a Principal Prepayment in Full prior to such Due Date, which did not become a Liquidated Mortgage Loan prior to such Due Date, and which was not purchased by the Servicer or the Seller prior to such Due Date.

        [Overcollateralization Amount: With respect to any Distribution Date, the amount, if any, by which (x) the Total Loan Balance for such Distribution Date exceeds (y) the Class Principal Amount of the Notes after giving effect, unless otherwise specified, to distributions in respect of the Notes on such Distribution Date.]

        [Overcollateralization Release Amount: With respect to any Distribution Date, the lesser of (a) the Regular Principal Distribution Amount and (b) the excess, if any, of the Overcollateralization Amount for such Distribution Date over the Targeted Overcollateralization Amount for such date.]

        [Overcollateralization Shortfall: With respect to any Distribution Date, the amount, if any, by which (x) the Targeted Overcollateralization Amount for such Distribution Date exceeds (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose before giving effect to the reduction on such Distribution Date of the Class Principal Amount of the Notes resulting from payments in respect of the Notes on such Distribution Date.]

        Owner Trustee:  [                         ], a[                   ]
banking corporation, and any successor in interest, not in its individual capacity, but solely as owner trustee under the Trust Agreement.

        Owner Trustee Compensation: The Owner Trustee Fee and any other amounts payable to the Owner Trustee under the fee agreement attached as Exhibit F to the Trust Agreement.

        Owner Trustee Fee: The annual fee of $[   ] payable to the Owner Trustee
pursuant to the Fee Letter Agreement.

        Owner-Occupied Mortgaged Property: A Residential Dwelling as to which the related Mortgagor represented an intent to occupy as such Mortgagor's primary, secondary or vacation residence at the origination of the Mortgage Loan.

        Ownership Interest: As to any Security, any ownership or security interest in such Security, including any interest in such Security as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

        Payahead: With respect to any Mortgage Loan and any Due Date therefor, any Monthly Payment received by the Servicer during any Due Period in addition to the Monthly Payment due on such Due Date, intended by the related Mortgagor to be applied on a subsequent Due Date.

        Percentage Interest: With respect to a Note and any date of determination, the portion evidenced by such Note, expressed as a percentage rounded to four decimal places, equal to a fraction the numerator of which is the initial Principal Amount represented by such Note and the denominator of which is the initial Class Principal Amount or Class Notional Amount of such Class of Notes. With respect to a Residual Interest Certificate and any date of determination, the portion evidenced thereby as stated on the face of such Certificate.

        Periodic Advance: The aggregate of the advances with respect to Mortgage Loans and Foreclosure Properties required to be made by the Servicer on any Servicer Remittance Date pursuant to Section 5.21 hereof, the amount of any such advances being equal to the sum of: (i) with respect to the Mortgage Loans other than Foreclosure Properties as described in clause (ii) below, all Monthly Payments (net of the related Servicing Fee) other than any Balloon Payment on such Mortgage Loans that were Delinquent as of the related Determination Date, plus (ii) with respect to each Foreclosure Property, an amount equal to the Monthly Payment (net of the related Servicing Fee) for the most recently ended Due Period for the related Mortgage Loan MINUS the net income from such Foreclosure Property transferred to the related Note Distribution Account or Certificate Distribution Account for such Distribution Date, MINUS (iii) the amount of any advance otherwise required for such Distribution Date pursuant to clauses (i) and (ii) above which the Servicer has determined to be a Nonrecoverable Advance.

        Permitted Investments: As used herein, Permitted Investments shall be limited to the following:

        (a) direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States and any obligation of, or guaranties by, FHLMC or FNMA (other than senior debt obligations and mortgage pass-through certificates guaranteed by FHLMC or
FNMA) shall be a Permitted Investment; provided that at the time of such investment, such investment is acceptable to the Note Insurer, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

        (b) federal funds and certificates of deposit, time and demand deposits and banker's acceptances (having original maturities of not more than 365 days) issued by any bank or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal or state banking authorities, provided that at the time of such investment or contractual commitment providing for such investment the short-term debt obligations of such bank or trust company at the date of acquisition thereof have been rated in its highest rating by each Rating Agency; provided that any such certificates of deposit must be secured at all times by collateral described in clause (a) or (b) above, such collateral must be held by a third party and the Indenture Trustee must have a perfected first priority security interest in such collateral;

        (c) commercial paper (having original maturities of not more than 180 days) rated in its highest rating by each Rating Agency;

        (d) investments in money market funds rated in its highest rating by each Rating Agency, which funds are registered under the Investment Company Act of 1940 and whose shares are registered under the Act; and

        (e) other investments approved by the Rating Agencies and the Note Insurer in writing delivered to the Indenture Trustee;

provided that each such Permitted Investment shall be a "permitted investment" within the meaning of Section 860G(a)(5) of the Code and that no instrument described hereunder shall evidence either the right to receive (x) only interest with respect to the obligations underlying such instrument or (y) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and PROVIDED, FURTHER, that no instrument described hereunder may be purchased at a price greater than par.

        Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, national banking association, unincorporated organization or government or any agency or political subdivision thereof.

        Pool Balance:

        Pool Percentage:

        [Post-Stepdown Overcollateralization Amount: With respect to any Distribution Date (a) on or after the Stepdown Date and (b) with respect to which (i) no claim has been made for payment under the Note Insurance Policy and (ii) a Step-up Trigger Event has not occurred or is not continuing, the greater at (A) the product of [ ______ ]% and the Total Loan Balance as of the related Determination Date and (B) the product of [ ______ ]% and the Cut-off Date Balance; with respect to any Distribution Date (x) on or after the Stepdown Date and (y) with respect to which (1) no claim has been made for payment under the Note Insurance Policy and (2) a Step-up Trigger Event has occurred or is continuing, the greater at (A) the product of [ ______ ]% and the Total Loan Balance as of the related Determination Date and (B) the product of [ ______ ]% and the Cut-off Date Balance.]

        Preference Amount: Any amount previously distributed to an Insured Noteholder that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.) as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

        Preference Claim:  As defined in Section 6.04(e).

        Pre-Funded Amount:

        Pre-Funding Account:

        Pre-Funding Period:

        [Premium Amount: On each Distribution Date, the product of 1/12 of the Premium Percentage and the aggregate Principal Amount of the Insured Notes immediately prior to the related Distribution Date.]

        [Premium Percentage: The rate per annum set forth as the premium percentage in the Insurance Agreement.]

        [Premium Rate: With respect to any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the product of (i) the Premium Percentage and (ii) the aggregate Principal Amount of the Insured Notes immediately prior to such date, and the denominator of which is the Total Loan Balance for the immediately preceding Distribution Date.]

        [Prepayment Interest Excess: With respect to any Distribution Date, for each Mortgage Loan that was the subject during the related Prepayment Period and from the first day through the 15th day of a calendar month of a Principal Prepayment in Full, an amount equal to any payment of interest received in connection with such Principal Prepayment in Full, LESS the Servicing Fee, representing interest accrued after the Due Date in such Prepayment Period.]

        [Prepayment Interest Shortfall: With respect to any Distribution Date, for each Mortgage Loan that was the subject during the related Prepayment Period of a Curtailment or of a Principal Prepayment in Full from the 16th day through the last day of a calendar month, an amount equal to (a) 30 days' interest on the Principal Balance of such Mortgage Loan at a per annum rate equal to the Mortgage Rate MINUS the rate at which the Servicing Fee is calculated MINUS (b) the amount of interest actually remitted by the Mortgagor in connection with such Principal Prepayment in Full or Curtailment less the Servicing Fee for such Mortgage Loan in such month.]

        [Prepayment Period: With respect to any Distribution Date, the period beginning on the Cut-off Date, in the case of the first Distribution Date, and on the day immediately following the close of the immediately preceding Prepayment Period, in the case of each succeeding Distribution Date, and ending on the 15th day (or if that day is not a Business Day, the immediately preceding Business Day) of the month in which that Distribution Date occurs.]

        Prepayment Premium: Any prepayment fee, penalty, charge or premium paid by a Mortgagor under the terms of the related Mortgage Note in connection with a Principal Prepayment in Full or Curtailment.

        Principal Amount: With respect to any Security other than any Notional Security or Residual Interest Certificate, the initial Principal Amount thereof, less the amount of all principal distributions previously made with respect to such Security and any Applied Loss Amount previously allocated to such Security. The Notional Securities and Residual Interest Certificates are issued without Principal Amounts.

        Principal Balance: With respect to any date of determination and any Mortgage Loan or related Foreclosure Property, an amount equal to the Cut-off Date principal balance of such Mortgage Loan minus all principal reductions credited against the Principal Balance of such Mortgage Loan since such Cut-off Date through the end of the immediately preceding Due Period; provided, however, that the Principal Balance of a Liquidated Mortgage Loan shall be zero.

        Principal Distribution Amount:

        Principal Prepayment in Full: Any payment or other recovery of principal on a Mortgage Loan equal to the outstanding principal balance thereof, received in advance of the final scheduled Due Date.

        Proprietary Lease: With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

        Prospectus:  The prospectus supplement dated [              ], together
with the accompanying prospectus dated [              ], relating to the Notes.

        Qualified Substitute Mortgage Loan: A mortgage loan substituted by the Originator for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all Monthly Payments due and received in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the Principal Balance of the Deleted Mortgage Loan and not less than 90% of the Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be paid by the Originator in the month of substitution), (ii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (iii) have a Mortgage Rate not less than the Mortgage Rate of the Deleted Mortgage Loan, (iv) have a Servicing Fee Rate as provided herein for all Mortgage Loans subject to this Agreement, (v) with respect to each Adjustable Rate Mortgage Loan, have a minimum rate not less than that of the Deleted Mortgage Loan, (vi) with respect to each Adjustable Rate Mortgage Loan, have a maximum rate not less than that of the Deleted Mortgage Loan,
(vii) with respect to each Adjustable Rate Mortgage Loan, have a margin not less than that of the Deleted Mortgage Loan, (viii) with respect to each Adjustable Rate Mortgage Loan, have a periodic rate cap equal to that of the Deleted Mortgage Loan, (ix) have a Loan-to-Value Ratio equal to or less than the Loan-to-Value Ratio of the Deleted Mortgage Loan, (x) with respect to each Adjustable Rate Mortgage Loan, have the same adjustment frequency as that of the Deleted Mortgage Loan, (xi) with respect to each Adjustable Rate Mortgage Loan, have the same Index as the Deleted Mortgage Loan, (xii) comply as of the date of substitution with each representation and warranty set forth in [Section 6] of the Mortgage Loan Purchase Agreement, (xiii) be in the same credit grade category as the Deleted Mortgage Loan (xiv) have a Prepayment Premium of the same type as that of the Deleted Mortgage Loan, (xv) is of the same or better property type or is a single family dwelling and the same or better occupancy status or is a primary residence as the Mortgage Loan being replaced, (xvi) shall be a first lien on the Mortgaged Property, (xvii) shall not provide for a Balloon Payment (and if such related Mortgage Loan provided for a Balloon Payment, such Qualified Substitute Mortgage Loan shall have an original maturity of not less than the original maturity of such related Mortgage Loan), (xviii) shall be a fixed rate Mortgage Loan or an Adjustable Rate Mortgage Loan if the Mortgage Loan being replaced is an Adjustable Rate Mortgage Loan, (xix) satisfies the criteria set forth from time to time in the definition thereof at Section 860G(a)(4) of the Code (or any successor statute thereto) and applicable to the Trust, (xx) satisfies the representations and warranties set forth in [Sections 5(b)(viii), (xii) and (xiv)] of the Mortgage Loan Purchase Agreement, (xxi) shall not be 30 days or more delinquent, (xxii) with respect to each Adjustable Rate Mortgage Loan, shall have a next adjustment date not more than two months later than the next adjustment date of the Deleted Mortgage Loan, and (xxiii) shall have the same Due Date as the Mortgage Loan being replaced.

        In the event that one or more mortgage loans are proposed to be substituted for one or more Mortgage Loans, [the Note Insurer may allow] the foregoing tests may be met on a weighted average basis, except that the requirements of clauses (ii), (iii), (v), (vi), (vii), (viii), (ix), (x),
(xi), (xii), (xiii), (xix), (xx), (xxii), and (xxiii) hereof must be satisfied as to each Qualified Substitute Mortgage Loan.

        Rating Agency: Each of [Moody's and S&P]. If no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Note Insurer notice by which designation shall be given to the Issuer, the Indenture Trustee, the Owner Trustee and the Servicer.

        Realized Loss: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the Prepayment Period preceding such Distribution Date, equal to (i) the unpaid principal balance of each such Liquidated Mortgage Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Mortgage Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month in which such Mortgage Loan became a Liquidated Mortgage Loan, plus, without duplication, the amount of any Periodic Advances and Servicing Advances paid by the related Mortgagor, MINUS (ii) Net Liquidation Proceeds with respect to such Liquidated Mortgage Loan.

        Recognition Agreement: With respect to any Cooperative Loan, an agreement between the related Cooperative Corporation and the originator of such Mortgage Loan to establish the rights of such originator in the related Cooperative Property.

        Record Date: With respect to any Distribution Date, the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date.

        Reference Banks:  As defined in Section 6.14.

        [Regular Distribution Amount: With respect to any Distribution Date, the lesser of (a) the Available Funds remaining after payment of (i) the Premium Amount and (ii) the Owner Trustee Compensation and the Custodian Compensation, and (b) the sum of (i) the Noteholders' Interest Distribution Amount and (ii) the Regular Principal Distribution Amount.]

        [Regular Principal Distribution Amount: With respect to each Distribution Date, an amount equal to the lesser of:

        (a) the sum of (i) each scheduled payment of principal collected by the Servicer in the related Due Period, (ii) all partial and full principal prepayments applied by the Servicer during such Due Period, (iii) the principal portion of all Net Liquidation Proceeds, Insurance Proceeds and Released Mortgaged Property Proceeds received by the Servicer during such Due Period in respect of any Mortgage Loan, to the extent received on or prior to the date on which such Mortgage Loan became a Liquidated Mortgage Loan, (iv) that portion of the Purchase Price of any repurchased Mortgage Loan allocable to principal, (v) the principal portion of any Substitution Adjustments required to be deposited in the Collection Account as of the related Determination Date and (vi) the principal portion of the Termination Price, if any; and

        (b) the aggregate of the outstanding principal balances of the Notes immediately prior to such Distribution Date.]

        [Reimbursement Amount: As of any Distribution Date, the sum of (a)(i) all Insured Payments (as defined in the Note Insurance Policy) previously paid by the Note Insurer and in each case not previously repaid to the Note Insurer pursuant to Section 6.05 hereof plus (ii) interest accrued on each such Insured Payment not previously repaid calculated at the Late Payment Rate from the date such Insured Payment was made and (b)(i) any amounts then due and owing to the Note Insurer under the Insurance Agreement, as certified to the Indenture Trustee by the Note Insurer plus (ii) interest on such amounts at the Late Payment Rate (as defined in the Insurance Agreement). The Note Insurer shall notify the Indenture Trustee and the Depositor of the amount of any Reimbursement Amount.]

        Released Mortgaged Property Proceeds: With respect to each Distribution Date and any Mortgage Loan, an amount equal to the proceeds received by the Servicer in connection with (a) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (b) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise; which are not released to the Mortgagor in accordance with applicable law, Accepted Servicing Practices and this Agreement.

        Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

        Relief Act Shortfall: With respect to any Distribution Date and each Mortgage Loan as to which there has been a reduction in the amount of interest collected with respect to the related Due Period as a result of application of the Relief Act, the amount by which (a) interest collectible on such Mortgage Loan during such Due Period is less than (b) one month's interest on the Principal Balance of such Mortgage Loan at the applicable Mortgage Rate before giving effect to the Relief Act.

        Request for Release: A request for release in substantially the form attached as Exhibit G hereto.

        Reserve Interest Rate:

        Residential Dwelling: A one- to four-family dwelling, a unit in a planned unit development, a unit in a condominium development, a townhouse or a manufactured housing unit which is non-mobile.

        Residual Interest Certificate: As defined in the Trust Agreement.

        Residual Certificateholder: Any Holder of a Residual Interest
Certificate.

        Responsible Officer: When used with respect to the Indenture Trustee, any officer assigned to the Corporate Trust Office (or any successor thereto), including any Vice President, Assistant Vice President, Senior Trust Officer, Trust Officer, Assistant Trust Officer, Assistant Treasurer, any Assistant Secretary, any trust officer or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers who has direct responsibility for the administration of this Agreement or to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to the Seller or the Servicer, the President or any Vice President, Assistant Vice President, or any Secretary or Assistant Secretary.

        [Rolling Loss Percentage: With respect to any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the aggregate of Realized Losses incurred during the immediately preceding 12 Due Periods and the denominator of which is the average Principal Balance of the Mortgage Loans as of the first day of the 12th preceding Due Period.] [Search]

        [S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor in interest.]

        Securities Intermediary: The Person acting as Securities Intermediary under this Agreement ( which is the Indenture Trustee, or the Administrator on behalf of the Indenture Trustee), its successor in interest, and any successor Securities Intermediary appointed pursuant to Section 6.01(c).

        Security:  Any Note or Certificate.

        Security Agreement: With respect to any Cooperative Loan, the agreement between the owner of the related Cooperative Shares and the originator of the related Mortgage Note that defines the terms of the security interest in such Cooperative Shares and the related Proprietary Lease.

        Security Entitlement: The meaning specified in Section 8-102(a)(17) of the New York UCC.

        Securityholder or Holder: The Person in whose name a Security is registered in the Note Register or the Certificate Register, as applicable.

        Seller: [          ], a [          ] corporation, or its successor in
interest.

        Senior Enhancement Percentage:

        Senior Mortgage Loan: With respect to any Junior Mortgage Loan, a mortgage loan on the related Mortgaged Property that is senior to the lien provided by such Junior Mortgage Loan.

        Servicer:  [                         ], a [           ] corporation,
or any successor appointed as herein provided.

        Servicer Remittance Date: With respect to any Distribution Date, the [24th] day of the month in which such Distribution Date occurs, or if such [24th] day is not a Business Day, the Business Day immediately preceding such [24th] day.

        Servicer's Monthly Remittance Report: The report containing the information described in Section 5.19 hereof.

        Servicing Account: The account created and maintained pursuant to
Section 5.09.

        Servicing Advances: All reasonable and customary "out-of-pocket" costs and expenses relating to a borrower default or delinquency or other unanticipated event incurred by the Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property including, without limitation, taxes and insurance costs, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of the Foreclosure Property, including reasonable fees paid to any independent contractor in connection therewith, (d) compliance with the obligations under Sections 5.05, 5.07, 5.09, 5.12 or 5.21(b), all of which reasonable and customary out-of-pocket costs and expenses are reimbursable to the Servicer to the extent provided in Section 5.04.

        Servicing Compensation: The Servicing Fee and other amounts to which the Servicer is entitled pursuant to Section 5.14.

        Servicing Fee: As to each Mortgage Loan, the annual fee payable to the Servicer and the related Subservicer, if any, as indicated on the related Mortgage Loan Schedule. Such fee shall be equal to the product the Servicing Fee Rate and the outstanding principal balance of the Mortgage Loans at the start of the related Due Period. Such fee shall be calculated and payable monthly only from the amounts received in respect of interest on such Mortgage Loan and shall be computed on the basis of the same principal amount and for the period respecting which any related interest payment on a Mortgage Loan is computed. The Servicing Fee includes any servicing fees owed or payable to any Subservicer.

        Servicing Fee Rate:  [      ]% per annum.

        Servicing Officer: Any employee of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Indenture Trustee and the Note Insurer by the Servicer, as such list may from time to time be amended.

        [Stepdown Date: The latest to occur of (a) the Distribution Date in [ ]; (b) the first Distribution Date on which the Overcollateralization Amount for such date equals or exceeds the product of (i) [ ______ ]% and (ii) the Total Loan Balance for such date, and (c) the first Distribution Date on which the Class Principal Amount of the Notes after giving effect to distributions on such date is equal to or less than $[ ___________________________ ];
provided, in each case, that a Step-up Trigger Event has not occurred with respect to the Distribution Date and no claim has been made for payment under the Note Insurance Policy.]

        [Step-up Trigger Event: A Step-up Trigger Event will have occurred with respect to any Distribution Date if either (1) the Three Month Delinquency Rate for such Distribution Date is equal to or greater than [ ______ ]%; (2) (i) prior to the Distribution Date in [ ], the Three Month Annualized Loss Rate for such Distribution Date exceeds [ ______ ]% and (ii) on and after the Distribution Date in [ ], the Three Month Annualized Loss Rate for such Distribution Date exceeds [ ______ ]%; or (3) the Calculated Loss Percentage for such Distribution Date exceed the applicable Total Expected Loss Percentage. Following the occurrence of any of the events described in subclauses (1) through (3) above, a Step-up Trigger Event shall be deemed to be continuing on succeeding Distribution Dates until each of the following is true for each of six consecutive Distribution Dates: (i) the Three Month Delinquency Rate is less than [ ______ ]%, (ii) the Three Month Annualized Loss Rate is less than the applicable level specified in subclause
(2) above, and (iii) the Calculated Loss Percentage is less than the applicable Total Expected Loss Percentage.]

        Subsequent Cut-off Date:

        Subsequent Mortgage Loan:

        Subsequent Transfer Date:

        Subsequent Transfer Instrument:

        Subservicer: Any Person that satisfies the requirements of Section
5.02 with which the Servicer has entered into a Subservicing Agreement pursuant to the terms of this Agreement.

        Subservicing Agreement: The contract between the Servicer and any Subservicer.

        Substitution Adjustment: With respect to any date on which a substitution occurs pursuant to Sections 2.04 or 3.03, the sum of (i) the amount (if any) by which the aggregate unpaid principal balances of the Qualified Substitute Mortgage Loans (after application of principal payments received on or before the date of substitution of any Qualified Substitute Mortgage Loans as of the date of substitution), are less than the aggregate of the unpaid principal balances of the related Deleted Mortgage Loans, (ii) interest accrued and unpaid on the related Deleted Mortgage Loans, (iii) the amount of any Servicing Advances remaining unreimbursed with respect to such Deleted Mortgage Loans and (iv) the amount of any Servicing Advances reimbursed other than from collections or other recoveries in respect of such Deleted Mortgage Loans.

        Superior Lien: With respect to any Mortgage Loan which is secured by other than a first priority lien, the mortgage(s) relating to the corresponding Mortgaged Property having a superior priority lien.

        [Targeted Overcollateralization Amount: With respect to any Distribution Date occurring prior to the Stepdown Date, and with respect to any Distribution Date as to which a claim has been made for payment under the
Note Insurance Policy, an amount equal to the Base Specified Overcollateralization Amount for such date. With respect to any other Distribution Date, an amount equal to the Post-Stepdown Overcollateralization Amount for such date. Notwithstanding the foregoing, the Targeted Overcollateralization Amount for any Distribution Date with respect to which a Non-reduction Trigger Event has occurred or is continuing shall not be less, expressed as a dollar amount, than the Targeted Overcollateralization Amount on the last Distribution Date prior to the initial occurrence of such Non-reduction Trigger Event.]

        Termination Price: With respect to any date of determination, an amount equal to the sum of (1) 100% of the total outstanding principal balance of the Mortgage Loans plus accrued interest thereon at the applicable Mortgage Loan Rate, and (2) the fair market value of all other property being purchased; PROVIDED, that the Termination Price will not be less than the sum of the following: (i) the Class Principal Amount of the Notes plus all accrued and unpaid interest thereon at the Interest Rate, (ii) any Servicing Fees due and unpaid, (iii) any unreimbursed Servicing Advances, including Servicing Advances deemed to be nonrecoverable, (iv) any amounts owed to the Indenture Trustee, the Owner Trustee and the Custodian, [and (v) any amounts owed to the
Note Insurer under the Insurance Agreement, including reimbursement for payments under the Insurance Policy.]

        [Three Month Annualized Loss Rate: With respect to any Distribution Date, the average of the percentage equivalents of the fractions determined for each of the three immediately preceding Determination Dates (or such fewer number of Determination Dates since the Cut-off Date, in the case of the first two Distribution Dates), the numerator of which is equal to the aggregate of all Realized Losses incurred during the calendar month ending on such Determination Date MULTIPLIED BY 12 and the denominator of which is the Total Loan Balance as of each such Determination Date.]

        [Three Month Delinquency Rate: With respect to any Distribution Date, the average of the percentage equivalents of the fractions determined for each of the three immediately preceding Determination Dates (or such fewer number of Determination Dates since the Cut-off Date, in the case of the first two Distribution Dates), the numerator of which is equal to the aggregate Principal Balance of all Mortgage Loans more than 60 days Delinquent as of each such Determination Date and the denominator of which is the Total Loan Balance as of each such Determination Date.]

        Total Expense Rate:

        [Total Expected Loss Percentage: With respect to any Distribution Date, the percentage specified below for the period of time during which such Distribution Date occurs:

                      Period                               Percentage]
                      ------                               ----------






        [Total Expected Losses: With respect to any Distribution Date, the sum of (a) the aggregate of all Realized Losses from the Cut-off Date through the related Determination Date and (b) the Delinquency Loss Factor for such Distribution Date.]

        Total Loan Balance: The aggregate of the Principal Balances of all Mortgage Loans at the date of determination.

        [Transaction Document:  As defined in the Insurance Agreement.]

        Trust:  The Issuer.

        Trust Account:  As defined in Section 6.01(b).

        Trust Account Property: The Trust Accounts, the Certificate Distribution Account, all amounts and investments held from time to time in the Trust Accounts and the Certificate Distribution Account (whether in the form of deposit accounts, physical property, book-entry securities, uncertificated securities, securities entitlements, investment property or otherwise) and all proceeds of the foregoing.

        Trust Agreement:  The Trust Agreement dated as of [                   ]
between the Depositor and the Owner Trustee.

        Trust Estate: The assets subject to this Agreement and the Indenture, transferred by the Depositor to the Issuer and pledged by the Issuer to the Indenture Trustee, consisting of all accounts, accounts receivable, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, notes, drafts, letters of credit, advices of credit, investment property, uncertificated securities and rights to payment of any and every kind consisting of, advising from or relating to any of the following: (a) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto and all collections thereon and proceeds thereof received on and after the Cut-off Date, (b) such assets as from time to time are identified as deposited in the Certificate Distribution Account, (c) such assets as from time to time are identified as Foreclosure Property and collections thereon and proceeds thereof, (d) assets that are deposited in the Trust Accounts, including amounts on deposit in the Trust Accounts and invested in Permitted Investments, (e) the Indenture Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement [(including the Note Insurance Policy)] and any Insurance Proceeds [(and any proceeds of the Note Insurance Policy)], (f) Liquidation Proceeds,
(g) Released Mortgaged Property Proceeds, (h) the rights (but not the obligations) of the Depositor under the Mortgage Loan Purchase Agreement to the extent assigned to the Indenture Trustee hereunder, (i) the Depositor's security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties, and (j) any and all income, revenues, issues, products, revisions, substitutions, replacements, profits, rents and all cash and non-cash proceeds of the foregoing.

        UCC: The Uniform Commercial Code in effect in the applicable jurisdiction.

        UCC Financing Statement: A financing statement executed and filed pursuant to the UCC.

        Unpaid Basis Risk Shortfall:

        Section 1.02. Provisions of General Application. (a) All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

        (b) The terms defined in this Article include the plural as well as the singular.

        (c) The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole. All references to Articles and Sections shall be deemed to refer to Articles and Sections of this Agreement.

        (d) Reference to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute to which reference is made and all regulations promulgated pursuant to such statutes.

        (e) All calculations of interest (other than with respect to the Mortgage Loans, or as otherwise specifically set forth herein) provided for herein shall be made on the basis of a 360-day year consisting of twelve 30-day months. All calculations of interest with respect to any Mortgage Loan provided for herein shall be made in accordance with the terms of the related Mortgage Note and Mortgage.

        (f) Any Mortgage Loan payment is deemed to be received on the date such payment is actually received by the Servicer, provided, however, that for purposes of calculating distributions on the Securities, Prepayments in Full and Curtailments with respect to any Mortgage Loan are deemed to be received on the date they are applied in accordance with customary servicing practices consistent with the terms of the related Mortgage Note and Mortgage to reduce the outstanding principal balance of such Mortgage Loan on which interest accrues.

                                  ARTICLE II

                         CONVEYANCE OF MORTGAGE LOANS;
                       ORIGINAL ISSUANCE OF CERTIFICATES

        Section 2.01. Conveyance of Mortgage Loans; Special Deposit; Priority and Subordination of Ownership Interests. (a) The Depositor does hereby sell, transfer, assign, set over and convey to the Issuer without recourse but subject to the provisions of this Section 2.01 and the other terms and provisions of this Agreement, all of the right, title and interest of the Depositor in and to the Mortgage Loans (other than interest and principal due thereon on or before the Cut-off Date), and all other assets included or to be included in the Trust Estate for the benefit of the Securityholders [and the
Note Insurer]. In connection with such transfer and assignment, the Depositor does hereby also irrevocably transfer, assign, set over and otherwise convey to the Issuer all of its rights (but not its obligations) under the Mortgage Loan Purchase Agreement. The Issuer hereby accepts such assignment, and shall be entitled to exercise all rights of the Depositor under the Mortgage Loan Purchase Agreement as if, for such purpose, it were the Depositor.

        (b) It is intended that the conveyance of the Mortgage Loans and the other assets to be included in the Trust Estate by the Depositor to the Issuer as provided in this Section be, and be construed as, a sale of the Mortgage Loans and the other assets to be included in the Trust Estate by the Depositor to the Issuer for the benefit of the Securityholders [and the Note Insurer]. It is, further, not intended that such conveyance be deemed a pledge of the Mortgage Loans and such other assets by the Depositor to the Issuer to secure a debt or other obligation of the Depositor. However, in the event that the Mortgage Loans and the other assets to be included in the Trust Estate are held to be property of the Depositor, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans and such other assets, then it is intended that, (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York UCC and the UCC of any other applicable jurisdiction; (b) the conveyance provided for in this Section shall be deemed to be (1) a grant by the Depositor to the Issuer of a security interest in all of the Depositor's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including the Mortgage Notes, the Mortgages, any related insurance policies and all other documents in the related Mortgage Files, (B) all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof, [(C) the Note Insurance Policy], and (D) all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all Liquidation Proceeds, all Insurance Proceeds, all Released Mortgaged Property Proceeds, all amounts from time to time held or invested in the Certificate Distribution Account, the Note Distribution Account, the Collection Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Depositor to the Issuer of any security interest in any and all of the Seller's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A) through (C) granted by the Seller to the Depositor pursuant to the Mortgage Loan Purchase Agreement; (c) the possession by the Issuer or its agent of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the New York UCC and the UCC of any other applicable jurisdiction (including, without limitation, Sections 9-305, 8-313 or 8-321 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Issuer for the purpose of perfecting such security interest under applicable law. The Depositor and, at the Depositor's direction, the Seller and the Issuer shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and other property of the Trust Estate, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.

        Section 2.02. Possession of Mortgage Files; Access to Mortgage Files.
(a) Upon the issuance of the Securities, the ownership of each Mortgage Note, the Mortgage and the contents of the Mortgage File related to each Mortgage Loan is vested in the Issuer, subject to the lien created by the Indenture in favor of the Indenture Trustee for the benefit of the Noteholders [and the
Note Insurer].

        (b) The Depositor has delivered or caused to be delivered the Mortgage File related to each Mortgage Loan to the Indenture Trustee or the Custodian on behalf of the Indenture Trustee.

        (c) The Indenture Trustee may, [with the prior written consent of the
Note Insurer,] enter into a Custodial Agreement pursuant to which the Indenture Trustee will appoint a custodian (a "Custodian") to hold the Mortgage Files in trust for the benefit of all present and future Securityholders [and the Note Insurer]; provided, however, that the custodian so appointed shall in no event be the Depositor or the Servicer or any Person known to a Responsible Officer of the Indenture Trustee to be an Affiliate of the Depositor or the Servicer.

        (d) The Indenture Trustee shall cause the Custodian to afford the Depositor, the Note Insurer and the Servicer reasonable access to all records and documentation regarding the Mortgage Loans relating to this Agreement, such access being afforded at customary charges, upon reasonable prior written notice and during normal business hours at the offices of the Custodian.

        Section 2.03. Delivery of Mortgage Loan Documents [and Note Insurance Policy]. In connection with each conveyance pursuant to Section 2.01 hereof, the Depositor has delivered or does hereby agree to deliver or cause to be delivered to the Indenture Trustee (or the Custodian or the Administrator, as applicable, on behalf of the Indenture Trustee) on or before the Closing Date, [the Note Insurance Policy,] the Mortgage Loan Schedule and each of the following documents for each Mortgage Loan sold by the Seller to the Depositor and sold by the Depositor to the Issuer:

             (i) The Mortgage Note bearing all intervening endorsements,
        endorsed "Pay to the order of [     ], as Indenture Trustee for Finance
        America Securities, LLC [  ] Trust [   ], without recourse" or in blank,
        and signed manually or by facsimile by an authorized officer;

             (ii) The original Mortgage with evidence of recording thereon, or a copy thereof;

             (iii) An original assignment of the Mortgage, in form acceptable for recordation in the jurisdiction in which the related Mortgaged Property is located (except for the assignee's name and recordation information not yet received), such assignment to be in blank and signed by an authorized officer;

             (iv) The originals of all intervening assignments of the Mortgage (with evidence of recording thereon) showing a complete chain of assignments from the originator of such Mortgage Loan;

             (v) Any assumption, modification, consolidation or extension agreements (with evidence of recording thereon);

             (vi) The original policy of title insurance (or the original commitment for title insurance, if the policy is being held by the title insurance company pending recordation of the Mortgage); and

             (vii) The certificate of primary mortgage guaranty insurance, if any, issued with respect to such Mortgage Loan.

         With respect to each Mortgage Loan, the Depositor shall cause, promptly following the Closing Date, but in no event later than [30] days following the Closing Date, Assignments of Mortgages to "[ _______________________________________________ ], as Indenture Trustee of
 Finance America Securities, LLC Mortgage Loan Trust [ _____________ ]" to be submitted for recording in the appropriate jurisdictions; PROVIDED, that the Depositor shall not be required to record an Assignment of Mortgage if the Depositor furnishes to the Indenture Trustee [and the Note Insurer], on or before the Closing Date, at the Depositor's expense, an Opinion of Counsel with respect to the relevant jurisdiction that such recording is not necessary to protect the Indenture Trustee's interest in the related Mortgage Loans (in form and substance satisfactory to the Indenture Trustee, the Note Insurer and the Rating Agencies); PROVIDED FURTHER, notwithstanding the delivery of any legal opinions, each Assignment of Mortgage shall be recorded by the Indenture Trustee upon the earliest to occur of: [(i) reasonable direction by the Note Insurer,] (ii) the occurrence of an Event of Default, or (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller.

        The Depositor shall deliver the title insurance policy or title searches, the original Mortgages and such recorded assignments, together with originals or duly certified copies of any and all prior assignments (other than unrecorded warehouse assignments), to the Indenture Trustee or its Custodian, within [15] days of receipt thereof (but in any event, with respect to any Mortgage as to which original recording information has been made available, within 12 months after the Closing Date).

        In instances where the original recorded Mortgage or intervening assignment (other than the Assignment of Mortgage) cannot be delivered to the Indenture Trustee or its Custodian prior to or concurrently with the execution and delivery of this Agreement due to a delay in connection with recording, the Depositor may in lieu of delivering such original recorded Mortgage or intervening assignment (other than the Assignment of Mortgage), deliver to the Indenture Trustee or its Custodian a copy thereof, provided that the Seller provides a copy of such document and certifies that the original Mortgage or intervening assignment (other than the Assignment of Mortgage) has been delivered to the appropriate party for recordation. In all such instances, the Depositor will deliver or cause to be delivered the original recorded Mortgage or intervening assignment (other than the Assignment of Mortgage) to the Indenture Trustee or its Custodian promptly upon receipt by the Seller of the original recorded Mortgage (other than the Assignment of Mortgage) or intervening assignment but in no event later than 12 months after the Closing Date.

        Notwithstanding anything to the contrary contained in this Section 2.03, in those instances where the public recording office retains the original Mortgage, the Assignment of Mortgage or the intervening assignments of the Mortgage after it has been recorded, the Depositor shall be deemed to have satisfied its obligations hereunder (and the Seller shall be deemed to have satisfied its obligations under the Mortgage Loan Purchase Agreement) upon delivery to the Indenture Trustee or its Custodian of a copy of such Mortgage, such Assignment or intervening assignments of Mortgage certified by the public recording office to be a true copy of the recorded original thereof.

        Within a period of [30] days from the Closing Date, the Indenture Trustee shall, or shall cause the Custodian to, complete the endorsement of each Mortgage Note and each Assignment of Mortgage in the name of the Indenture Trustee.

        (b) In the event that any such original document is required pursuant to the terms of this Section 2.03 to be a part of a Mortgage File, such document shall be delivered promptly by the Depositor to the Indenture Trustee or its Custodian. If the Servicer receives any such original document, the Servicer agrees further that it does not and will not have or assert any beneficial ownership interest in the Mortgage Loans or the Mortgage Files, and shall transfer such original to the Indenture Trustee or the Custodian on behalf of the Indenture Trustee.

        Section 2.04. Acceptance by Indenture Trustee of the Mortgage Loans; Certain Substitutions; Certification. (a) The Indenture Trustee agrees to execute and deliver, or cause to be executed and delivered, to the Depositor, [the Note Insurer,] the Servicer and the Seller [on or prior to the Closing Date an acknowledgment of receipt of the Note Insurance Policy and,] with respect to each Mortgage Loan, on or prior to the Closing Date, an acknowledgment of receipt of the original Mortgage Note (with any exceptions noted), and, subject to the review provided for in this Section, its receipt of the Mortgage Files in substantially the form attached as Exhibit D hereto and declares that it will hold such documents and any amendments, replacements or supplements thereto, as well as any other assets included in the definition of Trust Estate and delivered to the Indenture Trustee (or the Custodian on behalf of the Indenture Trustee), as Indenture Trustee in trust upon and subject to the conditions set forth herein for the benefit of the Securityholders [and the Note Insurer]. The Indenture Trustee agrees, for the benefit of the Securityholders [and the Note Insurer], to review, or cause to be reviewed, each Mortgage File within [45] Business Days after the Closing Date (with respect to the Mortgage Loans) and to deliver or cause to be delivered to the Seller, the Servicer, the Depositor [and the Note Insurer] a certification of the Indenture Trustee or the Custodian on behalf of the Indenture Trustee substantially in the form attached hereto as Exhibit E to the effect that, as to each Mortgage Loan listed in the related Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (i) all documents required to be delivered to it pursuant to
Section 2.03 are in its possession and that the Mortgage Notes have been endorsed as provided in Section 2.03, (ii) each such document has been reviewed by it and has not been mutilated, damaged, torn or otherwise physically altered (handwritten additions, changes or corrections shall not constitute physical alteration if initialed by the Mortgagor), appears regular on its face and relates to such Mortgage Loan, and (iii) based on its examination and only as to the foregoing documents, the information set forth on the Schedule of Mortgage Loans accurately reflects the information set forth in the Mortgage File with respect to the loan number, maturity date, original principal balance, first payment date and original term to maturity. The Indenture Trustee makes no representations as to and shall not be responsible to verify (i) the validity, legality, enforceability, sufficiency, due authorization, recordability or genuineness of any of the documents contained in each Mortgage File or of any of the Mortgage Loans or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

        Within [180] days after the Closing Date, the Indenture Trustee shall deliver or cause to be delivered to the Servicer, the Seller, the Depositor [and the Note Insurer] a final certification of the Indenture Trustee or the Custodian substantially in the form attached hereto as Exhibit F to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (i) all documents required to be delivered to it pursuant to Section 2.03 are in its possession and that the Mortgage Notes have been endorsed as provided in
Section 2.03, (ii) each such document has been reviewed by it and has not been mutilated, damaged, torn or otherwise physically altered (handwritten additions, changes or corrections shall not constitute physical alteration if initialed by the Mortgagor), appears regular on its face and relates to such Mortgage Loan, and (iii) based on its examination and only as to the foregoing documents, the information set forth on the Mortgage Loan Schedule accurately reflects the information set forth in the Mortgage File with respect to the loan number, maturity date, original principal balance, first payment date and original term to maturity.

        (b) If [the Note Insurer or] the Indenture Trustee (or its Custodian) during the process of reviewing the Mortgage Files or otherwise finds any document constituting a part of a Mortgage File which is not executed, has not been received, is unrelated to the Mortgage Loan identified in the related Mortgage Loan Schedule, or does not conform to the requirements of Section
2.03 or the description thereof as set forth in the related Mortgage Loan Schedule, the Indenture Trustee (or its Custodian) [or the Note Insurer, as applicable,] shall promptly so notify the Servicer, the Seller, the Depositor, [the Note Insurer] and the Indenture Trustee. In performing any such review, the Indenture Trustee (or its Custodian) may conclusively rely on the Seller as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Indenture Trustee's (or its Custodian's) review of the Mortgage Files is limited solely to confirming that the documents listed in Section 2.03 have been executed and received and relate to the Mortgage Files identified in the related Mortgage Loan Schedule and such documents conform to the standard set forth in clauses (ii) and (iii) of the immediately preceding paragraph. The Indenture Trustee shall enforce its rights as to any defective Mortgage Loan document against the Seller under the Mortgage Loan Purchase Agreement for the benefit of Securityholders [and the Note Insurer]. It is understood and agreed that the Depositor has assigned to the Issuer, and the Issuer has assigned to the Indenture Trustee under the Indenture, its rights under the Mortgage Loan Purchase Agreement including the right to enforce any remedy against the Seller thereunder. For purposes of calculating the amount the Servicer is required to remit on the Servicer Remittance Date following such repurchase or substitution, any Loan Purchase Price or Substitution Adjustment that is paid and deposited in the related Collection Account as provided above shall be deemed to have been deposited in the related Collection Account in the Due Period preceding such Servicer Remittance Date.

        (c) Upon receipt by the Indenture Trustee or its Custodian of a certification of a Servicing Officer of such substitution or purchase (which certification shall be in the form of Exhibit G hereto) and, in the case of a substitution, upon receipt of the related Mortgage File, and the deposit of the amounts described above in the Collection Account, the Indenture Trustee shall, or shall cause the Custodian to, release to the Servicer for release to the Seller the related Mortgage File and shall execute, without recourse, and deliver such instruments of transfer furnished by the Seller as may be necessary to transfer such Mortgage Loan to the Seller. [The Indenture Trustee shall notify the Note Insurer if the Seller fails to repurchase or substitute for a Mortgage Loan in accordance with the foregoing.]

        Section 2.05. Further Action Evidencing Assignment. (a) The Depositor agrees that, from time to time, at the Seller's expense, the Depositor shall cause the Seller promptly to execute and deliver all further instruments and documents, and take all further action, that may be necessary or appropriate, or that the Servicer[, the Note Insurer] or the Indenture Trustee may reasonably request, in order to perfect, protect or more fully evidence the transfer of ownership of the Trust Estate or to enable the Indenture Trustee to exercise or enforce any of its rights hereunder. Without limiting the generality of the foregoing, the Depositor will, upon the request of the Servicer or of the Indenture Trustee, execute and file (or cause to be executed and filed) such real estate filings, financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate.

        (b) The Depositor hereby grants to the Servicer and the Indenture Trustee, and this Agreement shall constitute, a power of attorney to execute all documents on its behalf under this Agreement as may be necessary or desirable to effectuate the foregoing.

        Section 2.06. Conveyance of the Subsequent Mortgage Loans. [ ].

                                 ARTICLE III
                        REPRESENTATIONS AND WARRANTIES

        Section 3.01. Representations of the Servicer. The Servicer hereby represents and warrants to the Indenture Trustee, the Depositor, the Securityholders [and the Note Insurer] as of the Closing Date:

        (a) The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of [ _______________________ ] and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of this Agreement;

        (b) The Servicer has the full corporate power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the Depositor and the Indenture Trustee, constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

        (c) The execution and delivery of this Agreement by the Servicer, the servicing of the Mortgage Loans by the Servicer hereunder, the consummation of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Servicer and will not (A) result in a breach of any term or provision of the charter or by-laws of the Servicer or (B) conflict with, result in breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer; and the Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Servicer's knowledge, would in the future materially and adversely affect, (x) the ability of the Servicer to perform its obligations under this Agreement or
(y) the business, operations, financial condition, properties or assets of the Servicer taken as a whole;

        (d) The Servicer is an approved seller/servicer for Fannie Mae or Freddie Mac in good standing and is a HUD approved mortgagee pursuant to
Section 203 of the National Housing Act;

        (e) No litigation is pending, or to the best of the Servicer's knowledge, threatened, against the Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Servicer to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof; and

        (f) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Service has obtained the same.

        It is understood and agreed that the representations and warranties set forth in this Section 3.01 shall survive the delivery of the respective Mortgage Files to the Indenture Trustee or to a custodian, as the case may be, and inure to the benefit of the Indenture Trustee, the Securityholders [and the Note Insurer].

        Section 3.02. Representations, Warranties and Covenants of the Depositor. The Depositor hereby represents, warrants and covenants to the Indenture Trustee, the Servicer, the Securityholders [and the Note Insurer] that as of the date of this Agreement or as of such date specifically provided herein:

        (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of [ ];

        (b) The Depositor has the corporate power and authority to convey the Mortgage Loans and to execute, deliver and perform, and to enter into and consummate transactions contemplated by, this Agreement;

        (c) This Agreement has been duly and validly authorized, executed and delivered by the Depositor, all requisite corporate action having been taken, and, assuming the due authorization, execution and delivery hereof by the Servicer and the Indenture Trustee, constitutes or will constitute the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

        (d) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Depositor with this Agreement or the consummation by the Depositor of any of the transactions contemplated hereby, except as have been made on or prior to the Closing Date;

        (e) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement,
(i) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under (A) the charter or bylaws of the Depositor, or (B) of any term, condition or provision of any material indenture, deed of trust, contract or other agreement or instrument to which the Depositor or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound;
(ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Depositor of any court or governmental authority having jurisdiction over the Depositor or its subsidiaries; or (iii) results in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans;

        (f) There are no actions, suits or proceedings before or against or investigations of, the Depositor pending, or to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal, and no notice of any such action, which, in the Depositor's reasonable judgment, might materially and adversely affect the validity or enforceability of the Mortgage Loans or the performance by the Depositor of its obligations under this Agreement, or the validity or enforceability of this Agreement;

        (g) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency that would materially and adversely affect its performance hereunder;

        (h) Immediately prior to the sale and assignment by the Depositor to the Indenture Trustee on behalf of the Trust of each Mortgage Loan, the Depositor had good title to, and was the sole owner of, each Mortgage Loan subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

        (i) Upon execution and delivery of this Agreement the Depositor transferred all right, title and interest in the Mortgage Loans to the Issuer on behalf of the Trust; and

        (j) The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Depositor hereunder are not subject to the bulk transfer laws of any similar statutory provisions in effect in any applicable jurisdiction.

        It is understood and agreed that the representations, warranties and covenants set forth in this Section 3.02 shall survive delivery of the respective Mortgage Files to the Indenture Trustee or to the Custodian, as the case may be, and shall inure to the benefit of the Indenture Trustee, the Servicer, the Securityholders [and the Note Insurer].

        Section 3.03. Purchase And Substitution. (a) Upon discovery by the Seller, the Depositor, the Servicer, the Indenture Trustee [or the Note Insurer] of a breach of any of representation or warranty set forth in [Section 5 or Section 6] of the Mortgage Loan Purchase Agreement which materially and adversely affects the value of any Mortgage Loan or the interests of Securityholders [or the Note Insurer], the party discovering such breach shall give prompt written notice to the others, and the Indenture Trustee shall enforce its rights as to any Mortgage Loan with respect to which such a breach of representation or warranty has occurred against the Seller under the Mortgage Loan Purchase Agreement for the benefit of Securityholders [and the Note Insurer].

        (b) Any Loan Purchase Price paid in connection with the repurchase of a Deleted Mortgage Loan, and any Substitution Adjustment paid in connection with the substitution of a Qualified Substitute Mortgage Loan, shall be deposited into the Collection Account.

        (c) The Servicer shall deposit in the Collection Account all payments received in connection with such Qualified Substitute Mortgage Loan or Loans after the date of such substitution. Monthly Payments received with respect to Qualified Substitute Mortgage Loans on or before the date of substitution will be retained by the Seller. The Trust will own all payments received on the Deleted Mortgage Loan on or before the date of substitution, and the Seller will thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Servicer shall give written notice to the Indenture Trustee and the Note Insurer that such substitution has taken place and shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects.

        (d) With respect to each Qualified Substitute Mortgage Loan to be delivered to the Indenture Trustee (or its Custodian) pursuant to the terms of this Article III in exchange for a Deleted Mortgage Loan: (i) the Seller shall deliver to the Indenture Trustee (or its custodian) the Mortgage File for the Qualified Substitute Mortgage Loan containing the documents set forth in
Section 2.03(a) along with a written certification certifying as to the delivery of such Mortgage File and containing the granting language set forth in Section 2.01(a); and (ii) the Seller will be deemed to have made, with respect to such Qualified Substitute Mortgage Loan, each of the representations and warranties made by it with respect to the related Deleted Mortgage Loan. As soon as practicable after the delivery of any Qualified Substitute Mortgage Loan hereunder, the Servicer, at the expense of the Depositor and with the cooperation of the Servicer, shall cause the Assignment of Mortgage to be recorded if required pursuant to Section 2.03.

        (e) It is understood and agreed that the obligations of the Seller set forth in Sections [4, 5, 6 and 7] of the Mortgage Loan Purchase Agreement to cure, purchase or substitute for a defective Mortgage Loan constitute the sole remedies of the Indenture Trustee, [the Note Insurer] and the Securityholders respecting a breach of the representations and warranties of the Seller set forth in [Sections 5 and 6] of the Mortgage Loan Purchase Agreement[, except as provided in the Insurance Agreement]. In addition, it is understood and agreed that the Depositor has assigned to the Issuer all of its rights under the Mortgage Loan Purchase Agreement, including the right to enforce any remedy against the Seller as provided in [Section 7] thereof. The Indenture Trustee shall, or shall cause the Custodian to, give prompt written notice to [the Note Insurer and] the Rating Agencies of any repurchase or substitution made pursuant to this Section 3.03 or Section 2.04(b).

                                  ARTICLE IV
                                  [RESERVED]


                                  ARTICLE V
                      ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

        Section 5.01. Appointment of the Servicer. Acting directly or through one or more Subservicers as provided in Section 5.02, the Servicer shall service and administer the Mortgage Loans on behalf of the Indenture Trustee and in the best interests of and for the benefit of the Securityholders [and the Note Insurer] in accordance with this Agreement and the terms of the respective Mortgage Loans, and Accepted Servicing Practices, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable but without regard to: (i) any relationship that the Servicer, any Subservicer or any Affiliate of the Servicer or any Subservicer may have with the related Mortgagor; (ii) the ownership of any Note by the Servicer or any Affiliate of the Servicer; (iii) the Servicer's obligation to make Periodic Advances or Servicing Advances; or (iv) the Servicer's or any Subservicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

        Subject to Section 5.02 hereof, the Servicer may, and is hereby authorized to, perform any of its servicing responsibilities with respect to all or certain of the Mortgage Loans through a Subservicer as it may from time to time designate, but no such designation of a Subservicer shall serve to release the Servicer from any of its obligations under this Agreement. Such Subservicer shall have the rights and powers of the Servicer which have been delegated to such Subservicer with respect to such Mortgage Loans under this Agreement; PROVIDED, HOWEVER, the Servicer shall remain primarily liable for all duties and obligations of the Servicer hereunder.

        Without limiting the generality of the foregoing, but subject to Sections 5.12 and 5.13, the Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered to execute and deliver, on behalf of itself, the Securityholders and the Indenture Trustee or any of them, (i) any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to the Mortgage Loans and with respect to the Mortgaged Properties,
(ii) to institute foreclosure proceedings or obtain a deed in lieu of foreclosure so as to effect ownership of any Mortgaged Property in the name of the Servicer on behalf of the Indenture Trustee, and (iii) to hold title to any Mortgaged Property upon such foreclosure or deed in lieu of foreclosure on behalf of the Indenture Trustee[; PROVIDED, HOWEVER, that to the extent any instrument described in clause (i) preceding would be delivered by the Servicer outside of its usual procedures for Mortgage Loans held in its own portfolio the Servicer shall, prior to executing and delivering such instrument, obtain the prior written consent of the Note Insurer]. The Indenture Trustee hereby grants to the Servicer, and this Agreement shall constitute, a power of attorney to execute all documents on its behalf under this Agreement as may be necessary or desirable to effectuate the provisions of this paragraph; PROVIDED, HOWEVER, that instruments of satisfaction, cancellation, release or discharge shall only be executed with respect to Mortgage Loans paid in full or foreclosed (or with respect to which payment in full has been escrowed). Revocation of the power of attorney created by the preceding sentence shall take effect upon (i) the receipt by the Servicer of written notice thereof from the Indenture Trustee, (ii) an Event of Default or
(iii) the termination of the Trust. The Indenture Trustee shall execute any documentation furnished to it by the Servicer for recordation by the Servicer in the appropriate jurisdictions, as shall be necessary to effectuate the foregoing. Subject to Sections 5.12 and 5.13, the Indenture Trustee shall, if necessary, execute additional powers of attorney to the Servicer or any Subservicer and furnish them with any other documents as the Servicer or such Subservicer shall reasonably request to enable the Servicer and such Subservicer to carry out their respective servicing and administrative duties hereunder.

        Upon the request of the Indenture Trustee, the Servicer shall send to the Indenture Trustee [and, if requested by the Note Insurer, the Note Insurer,] the details concerning the servicing of the Mortgage Loans on computer generated tape, diskette or other machine readable format that is mutually agreeable.

        The Servicer shall give prompt written notice to the Indenture Trustee and the Note Insurer of any action of which the Servicer has actual knowledge to (i) assert a claim against the Trust or (ii) assert jurisdiction over the Trust.

        Servicing Advances incurred by the Servicer or any Subservicer in connection with the servicing of the Mortgage Loans (including any penalties in connection with the payment of any taxes and assessments or other charges) on any Mortgaged Property shall be recoverable by the Servicer or such Subservicer to the extent provided in Section 5.21(b) hereof.

        Section 5.02. Subservicers. (a) The Servicer may[, with the prior written consent of the Note Insurer,] enter into Subservicing Agreements for any servicing and administration of Mortgage Loans with any institution which [is acceptable to the Note Insurer and which,], (v) is an institution approved as a mortgage loan originator by the Federal Housing Administration or an institution, the deposit accounts of which are insured by the FDIC, (w) a FHLMC or FNMA approved mortgage servicer, (x) is in compliance with the laws of each state necessary to enable it to perform its obligations under such Subservicing Agreement, (y) has experience servicing mortgage loans that are similar to the Mortgage Loans and (z) has equity of not less than [$5,000,000] (as determined in accordance with generally accepted accounting principles). The Servicer shall give prior written notice to the Issuer, the Indenture Trustee, the Securityholders, the Rating Agencies [and the Note Insurer] of the appointment of any Subservicer. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Mortgage Loans when any Subservicer has received such payments. [The Servicer shall not amend any such Subservicing Agreement without the Note Insurer's prior written consent.] Each Subservicer shall be required to service the Mortgage Loans in accordance with this Agreement and any such Subservicing Agreement shall be consistent with and not violate the provisions of this Agreement. Each Subservicing Agreement shall provide that the Indenture Trustee (if acting as successor Servicer) or any other successor Servicer shall have the option to terminate such agreement without payment of any fees if the original Servicer is terminated or resigns. The Servicer shall deliver to the Indenture Trustee copies of all Subservicing Agreements, and any amendments or modifications thereof promptly upon the Servicer's execution and delivery of such instrument.

        The Servicer shall not be relieved of its obligations under this Agreement notwithstanding any Subservicing Agreement or any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer and the Servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer and nothing contained in such Subservicing Agreement shall be deemed to limit or modify this Agreement.

        (b) The Servicer shall be entitled to terminate any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement and to either itself directly service the related Mortgage Loans or enter into a Subservicing Agreement with a successor Subservicer that qualifies under this Section.

        As part of its servicing activities hereunder, the Servicer (except as otherwise provided in the last sentence of this paragraph), for the benefit of the Indenture Trustee, the Issuer [and the Note Insurer], shall enforce the obligations of each Subservicer under the related Subservicing Agreement and of the Seller under the Purchase Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Subservicing Agreement, or to purchase a Mortgage Loan on account of missing or defective documentation or on account of a breach of a representation, warranty or covenant, as described in Section 3.03 hereof and [Section 7] of the Mortgage Loan Purchase Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of any Subservicing Agreement, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement (except against the Seller) at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed. Enforcement of the Mortgage Loan Purchase Agreement against the Seller shall be effected by the Servicer to the extent it is not the Seller, and otherwise by the Trustee, in accordance with the foregoing provisions of this paragraph.

        (c) Any Subservicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Subservicer shall be deemed to be between the Subservicer and the Servicer alone and the Indenture Trustee and the Securityholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Subservicer except as set forth in paragraph (d) below. The Servicer shall be solely liable for all fees and expenses owed by it to any Subservicer, irrespective of whether the Servicer's compensation pursuant to this Agreement is sufficient to pay such fees and expenses.

        (d) In connection with the assumption of the responsibilities, duties and liabilities and of the authority, power and rights of the Servicer hereunder by the Indenture Trustee pursuant to Section 7.02 or by another successor Servicer, it is understood and agreed that the Servicer's rights and obligations under any Subservicing Agreement then in force between the Servicer and a Subservicer shall be assumed simultaneously by the Indenture Trustee or other successor Servicer without act or deed on part of the Indenture Trustee except that (i) the predecessor Servicer shall not thereby be relieved of any liability or obligations under any Subservicing Agreement that arose before it ceased to be the Servicer and (ii) none of the Indenture Trustee, its designee or any successor Servicer shall be deemed to have assumed any liability or obligation of the predecessor Servicer that arose before it ceased to be the Servicer; PROVIDED, HOWEVER, that the Indenture Trustee (if acting as successor Servicer) or any other successor Servicer may [, with the consent of the Note Insurer, and shall, at the direction of the
Note Insurer,] terminate the Subservicer as provided in Section 5.02.

        The Servicer shall, upon the reasonable request of the Indenture Trustee but at the expense of the Servicer, deliver to the assuming party documents and records relating to each Subservicing Agreement and an accounting of amounts collected and held by it and otherwise use its best reasonable efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

        Section 5.03. Collection of Certain Mortgage Loan Payments; Collection Account. (a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable Insurance Policy, follow Accepted Servicing Practices.

        (b) The Servicer shall establish and maintain at one or more Designated Depository Institutions in the name of the Indenture Trustee the Collection Account, in trust for the benefit of the Securityholders [and the
Note Insurer]. The Collection Account shall be established and maintained as an Eligible Account. If the institution at any time holding the Collection Account ceases to be eligible as a Designated Depository Institution hereunder, then the Servicer shall immediately be required to name a successor institution meeting the requirements for a Designated Depository Institution hereunder. If the Servicer fails to name such a successor institution, then the Collection Account shall thenceforth be held as a trust account with a qualifying Designated Depository Institution selected by the Indenture Trustee. The Servicer shall notify the Indenture Trustee [and the Note Insurer] if there is a change in the name, account number or institution holding the Collection Account.

        The Servicer shall deposit in the Collection Account (i) on the Closing Date, any amounts representing Monthly Payments on the Mortgage Loans due or to be applied as of a date after the Cut-off Date and (ii) thereafter, on a daily basis within [one] Business Day of receipt (except as otherwise permitted herein), the following payments and collections received or made by it:

             (i) all payments received on or after the Cut-off Date on account of principal on the Mortgage Loans;

             (ii) all payments received on or after the Cut-off Date on account of interest on the Mortgage Loans;

             (iii) all Net Liquidation Proceeds and Post-Liquidation Proceeds;

             (iv) all Insurance Proceeds;

             (v) all Released Mortgaged Property Proceeds;

             (vi) any amounts payable in connection with the repurchase of any Mortgage Loan and the amount of any Substitution Adjustment pursuant to Sections 2.04 and 3.03; and

             (vii) any other amount expressly required to be deposited in the Collection Account in accordance with certain provisions of this Agreement; PROVIDED, HOWEVER, that the Servicer shall be entitled, at its election, either (a) to withhold and to pay to itself the applicable Servicing Fee from any payment on account of interest or other recovery as received and prior to deposit of such payments in the Collection Account or (b) to withdraw the applicable Servicing Fee from the Collection Account after the entire payment or recovery has been deposited therein.

        The Servicer shall invest the funds in the Collection Account only in Permitted Investments, and any such investment shall mature no later than the Business Day immediately preceding the next Servicer Remittance Date. No Permitted Investment shall be sold or disposed of at a gain prior to maturity. All income (other than any gain from a sale or disposition of the type referred to in the preceding sentence) realized from any such Permitted Investment shall be for the benefit of the Servicer as additional servicing compensation and may only be withdrawn from the Collection Account by the Servicer immediately following the remittance to the Trustee on each Servicer Remittance Date by the Servicer in accordance with the terms hereof. The amount of any net losses incurred in respect of any such investments shall be deposited in the Collection Account by the Seller out of its own funds immediately as realized.

        The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of those described in the first paragraph of Section 5.14 need not be deposited by the Servicer in the Collection Account. If the Servicer deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. All funds deposited by the Servicer in the Collection Account shall be held in the Collection Account for the account of the Indenture Trustee in trust for the Securityholders [and the Note Insurer] until disbursed in accordance with Section 6.01 or withdrawn in accordance with
Section 5.04.

        (c) The Collection Account may[, upon written notice by the Indenture Trustee to the Note Insurer,] be transferred to a different Designated Depository Institution so long as such transfer is to an Eligible Account.

        Section 5.04. Permitted Withdrawals from the Collection Account. The Servicer may, from time to time, make withdrawals from the Collection Account for the following purposes:

        (a) to reimburse itself for any accrued unpaid Servicing Fees and for unreimbursed Periodic Advances and Servicing Advances; PROVIDED, HOWEVER, that the Servicer's right to reimbursement for unpaid Servicing Fees and unreimbursed Servicing Advances and Periodic Advances shall be limited to late collections on the related Mortgage Loan and to Liquidation Proceeds, Foreclosure Property proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed limited as follows: The Servicer's right to reimbursement of unpaid Servicing Fees shall be limited to the portion of such amounts allocable to interest; the Servicer's right to reimbursement of Periodic Advances from late collections shall be limited to the portion of any Monthly Payment allocable to principal and interest; and the Servicer's right to reimbursement of Servicing Advances from late collections shall be limited to amounts allocable to escrow payments for taxes, assessments or insurance, to the extent that such Servicing Advances were made for such purposes.

        (b) to reimburse itself for any Periodic Advances and Servicing Advances determined to have become Nonrecoverable Advances and amounts reimbursable to itself pursuant to Section 11.01, such reimbursement to be made from any funds in the Collection Account;

        (c) [Reserved]

        (d) to withdraw any funds deposited in the Collection Account that were not required to be deposited therein;

        (e) to pay itself servicing compensation owed pursuant to Section 5.14 hereof to the extent not retained or paid pursuant to Sections 5.03 or 5.14;

        (f) to pay to the Seller, with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Sections 2.04 or 3.03 or to pay to itself with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 8.01 all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Principal Balance, as the case may be, was determined;

        (g) to pay to the Seller with respect to each Mortgage Loan the amount of interest accrued and unpaid on such Mortgage Loan on the Cut-off Date;

        (h) to remit to the Indenture Trustee amounts to be deposited into the Note Distribution Account and the Certificate Distribution Account in the amounts and in the manner provided for herein;

        (i) to pay itself any net interest earned on or net investment income earned with respect to funds in the Collection Account;

        (j) to pay to the Servicer, any amounts payable or reimbursable thereto under Section 7.02 (with respect to Servicer set-up expenses and with respect to successor Servicers) hereof; and

        (k) to clear and terminate the Collection Account upon the termination of this Agreement.

        The Servicer shall keep and maintain a separate accounting for each Mortgage Loan for the purpose of accounting for withdrawals from the Collection Account pursuant to subclause (a).

        [In addition, if (a) there has been a draw on the Note Insurance Policy for which the Seller or the Servicer is required to reimburse the Note Insurer pursuant to the Insurance Agreement; (b) the Seller or the Servicer has reimbursed the Note Insurer for all such amounts required by the Insurance Agreement; (c) the Note Insurer has paid the draw amount to the Indenture Trustee for the benefit of the Insured Noteholders; and (d) the Servicer has received late payments on the Mortgage Loans in respect of which such draw was made, then the Servicer may, upon notice to the Indenture Trustee and the Note Insurer, reimburse itself or the Seller, as applicable, from such late payments for the draw amount.]

Section 5.05. Payment of Taxes, Insurance and Other Charges. With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting casualty insurance coverage. With respect to each Mortgage Loan as to which the Servicer maintains escrow accounts, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of primary mortgage guaranty insurance premiums, if any, and casualty insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in any escrow account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for escrow payments, the Servicer shall, if it has received notice of a default or deficiency, monitor such payments to determine if they are made by the Mortgagor. The Servicer shall effect payment of taxes, assessments, primary mortgage or hazard insurance premiums and other charges which are or may become a lien upon the Mortgaged Property prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable but the Servicer shall be required to so advance only to the extent that such advances, in the good faith judgment of the Servicer, will be recoverable by the Servicer pursuant to Section 5.04 out of Liquidation Proceeds, Insurance Proceeds or other recoveries.

        Section 5.06. Maintenance Of Casualty Insurance. (a) The Servicer shall cause to be maintained with respect to each Mortgage Loan fire insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the least of (i) the current principal balance of such Mortgage Loan, (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis and (iii) the maximum insurable value of the improvements that are a part of such Mortgaged Property, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Servicer shall also cause to be maintained fire insurance with extended coverage on each Foreclosure Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an Foreclosure Property. The Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. The Servicer shall maintain the insurance policies required hereunder in the name of the mortgagee, its successors and assigns, and shall be named as loss payee. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Securityholders [and the Note Insurer], be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or Foreclosure Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program). The Insurance Policies shall require the insurer to provide the mortgagee with 30 days' notice prior to any cancellation or as otherwise required by law.

        (b) Amounts collected by the Servicer under any Insurance Policies net of amounts remitted to the Mortgagor for repairs shall be deposited into the Collection Account, subject to withdrawal pursuant to Section 5.04.

        Section 5.07. Maintenance of Mortgage Impairment Insurance Policy. In the event that the Servicer shall obtain and maintain a blanket policy (a "Mortgage Impairment Insurance Policy") with an insurer having a General Policy Rating of A:X or better in Best's Key Rating Guide insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of
Section 5.06, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or Foreclosure Property a policy complying with the first two sentences of
Section 5.06, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Indenture Trustee and Securityholders [and the Note Insurer], claims under any such blanket policy in a timely fashion in accordance with the terms of such Insurance Policy.

        Section 5.08. Fidelity Bond; Errors and Omissions Policy. The Servicer (including the Indenture Trustee if it shall become the Servicer hereunder) agrees to maintain errors and omissions coverage and a fidelity bond, each at least to the extent required by Section 305 of Part I of FNMA Guide or any successor provision thereof; PROVIDED, HOWEVER, that in any event that the fidelity bond or the errors and omissions coverage is no longer in effect, the Servicer shall notify the Indenture Trustee and the Indenture Trustee shall promptly give such notice to [the Note Insurer and] the Securityholders and shall secure replacement coverage in conformity with this Section.

        Section 5.09. Collection of Taxes, Assessments and Other Items; Servicing Account. In addition to the Collection Account, the Servicer shall establish and maintain a Servicing Account, which shall be an Eligible Account, and shall deposit therein all payments by Mortgagors for taxes, assessments, primary mortgage or hazard insurance premiums or comparable items. Withdrawals from the Servicing Account may be made to effect payment of taxes, assessments, primary mortgage or hazard insurance premiums or comparable items, to reimburse the Servicer out of related collections for any advances made in the nature of any of the foregoing, to refund to any Mortgagors any sums determined to be overages, or to pay any interest owed to Mortgagors on such account to the extent required by law or to clear and terminate the Servicing Account at the termination of this Agreement upon the termination of the Issuer.

        Section 5.10. Periodic Filings With The Securities And Exchange Commission; Additional Information. The Depositor shall prepare or cause to be prepared the initial current report on Form 8-K and thereafter the Indenture Trustee shall prepare or cause to be prepared, on the basis of information supplied by the Servicer, Form 10-Ks and Form 10-Qs (if necessary), or monthly current reports on Form 8-K, on behalf of the Issuer, as may be required by applicable law, for filing with the Securities and Exchange Commission (the "SEC"). The Indenture Trustee shall sign each such report on behalf of the Issuer. The Indenture Trustee (or the Administrator on behalf of the Indenture Trustee) shall forward a copy of each such report to the Depositor promptly after such report has been filed with the SEC. The Indenture Trustee agrees to use its best efforts to seek to terminate such filing obligation promptly after the period during which such filings are required under the Securities Exchange Act of 1934. Promptly after filing a Form 15 or other applicable form with the SEC in connection with such termination, the Indenture Trustee shall deliver to the Depositor a copy of such form together with copies of confirmations of receipt by the SEC of each report filed therewith on behalf of the Issuer.

        The Servicer and the Depositor each agree to promptly furnish to the Indenture Trustee, from time to time upon request, such further information, reports and financial statements within their control and customarily generated related to this Agreement and the Mortgage Loans as the Indenture Trustee reasonably deems appropriate to prepare and file all necessary reports with the Securities and Exchange Commission.

        Section 5.11. Enforcement of Due-on-Sale Clauses; Assumption Agreements. When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law. In such event, the Servicer shall enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the Mortgage Loan documents, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the Servicer is authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note. In connection with any assumption or substitution, the Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage originating activities and as it applies to other mortgage loans owned solely by it. The Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy, or a new policy meeting the requirements of this Section is obtained. The Servicer shall notify the Indenture Trustee that any such substitution or assumption agreement has been completed by forwarding to the Indenture Trustee the original of such substitution or assumption agreement, which original shall be added by the Indenture Trustee to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. The Servicer shall be responsible for recording any such assumption or substitution agreements. In connection with any such assumption or substitution agreement, no material term of the Mortgage Loan (including, without limitation, the required monthly payment on the related Mortgage Loan, the stated maturity, the outstanding principal amount or the Mortgage Rate) shall be changed nor shall any required monthly payments of principal or interest be deferred or forgiven. Any fee collected by the Servicer or the Subservicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Servicer as additional servicing compensation.

        Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.

        Section 5.12. Realization Upon Defaulted Mortgage Loans. (a) The Servicer shall foreclose upon or otherwise comparably effect the ownership in the name of the Indenture Trustee on behalf of the Issuer of Mortgaged Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of Delinquent payments and which the Servicer has not purchased pursuant to Section 5.18. In connection with such foreclosure or other conversion, the Servicer shall use Accepted Servicing Practices. Any amounts so advanced including any amounts described below regarding environmental inspections shall constitute "Servicing Advances" within the meaning of Section 5.21(b) hereof. In addition, the Servicer shall have the power and authority to sell any Foreclosure Property on behalf of the Indenture Trustee for the benefit of the Securityholders [and the Note Insurer] to one or more third party purchasers in a manner that, in the reasonable judgment of the Servicer, will be likely to maximize the net proceeds realizable therefrom[; provided, however, that the Servicer shall obtain the prior written consent of the Note Insurer to any sale of a Foreclosure Property to an Affiliate of the Servicer.] Pursuant to its efforts to sell Foreclosure Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such Foreclosure Property in the same manner and to such extent as is customary in the locality where such Foreclosure Property is located and may, incident to its conservation and protection of the interests of the Securityholders [and the Note Insurer], rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Securityholders [and the Note Insurer] for the period prior to the sale of such Foreclosure Property.

        Notwithstanding anything to the contrary herein, the Servicer shall be under no obligation to foreclose upon or otherwise convert the ownership of any Mortgaged Property which it believes may be contaminated with or affected by hazardous or toxic wastes or substances. If the Servicer has actual knowledge of any environmental or hazardous waste risk with respect to the Mortgaged Property that the Servicer is contemplating acquiring in foreclosure or deed in lieu of foreclosure, the Servicer will cause an environmental inspection of the Mortgaged Property in accordance with Accepted Servicing Practices. If such environmental audit or report reveals or if the Servicer has knowledge or notice that such Mortgaged Property contains toxic wastes or substances, the Servicer shall, in accordance with Accepted Servicing Practices, take such action as it deems to be in the best interests of Securityholders [and the Note Insurer].

        (b) The Servicer shall determine, with respect to each defaulted Mortgage Loan, when it has recovered, whether through trustee's sale, foreclosure sale or otherwise, all amounts it expects to recover from or on account of such defaulted Mortgage Loan, whereupon such Mortgage Loan shall become a Liquidated Mortgage Loan [and the Servicer shall promptly submit a liquidation report to the Note Insurer in form acceptable to the Note Insurer as attached hereto as Exhibit H].

        (c) The Servicer shall not agree to any modification, waiver or amendment of any provision of any Mortgage Loan unless, in the Servicer's good faith judgment, such modification, waiver or amendment would minimize the loss that might otherwise be experienced with respect to such Mortgage Loan and the Servicer shall not permit (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the Principal Balance (except for reductions resulting from actual payments of principal) or extend the maturity date of such Mortgage Loan [; provided that the Note Insurer's prior written consent shall be required for any modification, waiver or amendment if the aggregate number of Mortgage Loans outstanding which have been modified, waived or amended exceeds 5% of the number of Mortgage Loans as of the Cut-off Date]. Notwithstanding anything set out in this Section 5.12(c) or elsewhere in this Agreement to the contrary, the Servicer shall be permitted to modify, waive or amend any provision of a Mortgage Loan if required by statute or a court of competent jurisdiction to do so.

        Section 5.13. Indenture Trustee to Cooperate; Release of Mortgage Files. (a) Upon the payment in full of any Mortgage Loan (including any liquidation of such Mortgage Loan through foreclosure or otherwise), or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall deliver to the Indenture Trustee or the Custodian on behalf of the Indenture Trustee a written request and certification of the Servicer substantially in the form attached hereto as Exhibit G signed by a Servicing Officer which states the purpose of the release of a Mortgage File. Upon receipt of such written request and certification, the Indenture Trustee or the Custodian on behalf of the Indenture Trustee will promptly release the related Mortgage File, in trust, to (i) the Servicer, (ii) an escrow agent or (iii) any employee, agent or attorney of the Indenture Trustee. Upon any such payment in full, or the receipt of such notification that such funds have been placed in escrow, the Servicer is authorized to give, as attorney-in-fact for the Indenture Trustee and the mortgagee under the Mortgage which secured the Mortgage Note, an instrument of satisfaction (or assignment of Mortgage without recourse) regarding the Mortgaged Property relating to such Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of payment in full, it being understood and agreed that no expense incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account, the Certificate Distribution Account, the Note Distribution Account, the Indenture Trustee or the Issuer. In lieu of executing any such satisfaction or assignment, as the case may be, the Servicer may prepare and submit to the Indenture Trustee a satisfaction (or assignment without recourse, if requested by the Person or Persons entitled thereto) in form for execution by the Indenture Trustee with all requisite information completed by the Servicer; in such event, the Indenture Trustee shall execute and acknowledge such satisfaction or assignment, as the case may be, and deliver the same with the related Mortgage File, as aforesaid.

        (b) [Reserved]

        (c) From time to time and as appropriate in the servicing of any Mortgage Loan, including, without limitation, foreclosure or other comparable conversion of a Mortgage Loan or collection under any applicable Insurance Policy, the Custodian shall release the related Mortgage File to the Servicer, promptly upon a written request and certification of the Servicer in form attached hereto as Exhibit G signed by a Servicing Officer, which states the purpose of the release of a Mortgage File [; provided, however, that no more than 10% of the outstanding Mortgage Loans (by number) shall be released to the Servicer at any time without the prior written consent of the Note Insurer]. Such receipt shall obligate the Servicer to return the Mortgage File to the Indenture Trustee or the Custodian on behalf of the Indenture Trustee when the need therefore by the Servicer no longer exists.

        (d) In all cases where the Servicer needs the Indenture Trustee to sign any document or to release a Mortgage File within a particular period of time, the Servicer shall notify a Responsible Officer of the Indenture Trustee by telephone of such need and the Indenture Trustee shall thereon use its best efforts to comply with the Servicer's needs, but in any event will comply within two Business Days of such request.

        (e) No costs associated with the procedures described in this Section
5.13 shall be an expense of the Issuer.

        (f) Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Servicer [, with copies to the Note Insurer,] any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Indenture Trustee and a statement as to the reason such documents or pleadings are required.

        Section 5.14. Servicing Fee; Servicing Compensation. As compensation for its activities hereunder, the Servicer shall be entitled to be paid (or to retain) the amount of the related Servicing Fee with respect to each Mortgage Loan, but only to the extent of payments or recoveries allocable to interest thereon. Additional servicing compensation in the form of release fees, bad check charges, assumption fees, late payment charges, or any other servicing-related fees and similar items may, to the extent collected from Mortgagors, be retained by the Servicer, unless a successor Servicer is appointed pursuant to Section 7.02 hereof, in which case the successor Servicer shall be entitled to such fees as are agreed upon by the Indenture Trustee [, the Note Insurer] and the successor Servicer. In addition, the Servicer shall be entitled to retain, as additional servicing compensation, investment earnings, net of losses, on amounts on deposit in the Collection Account, to the extent provided in Section 6.01.

        The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer's responsibilities and obligations under this Agreement.

        The aggregate Servicing Fee shall be offset as provided in Section
5.20. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including maintenance of the hazard insurance required by Section 5.05) and shall not be entitled to reimbursement therefor except as specifically provided herein.

        Section 5.15. Reports to the Indenture Trustee and the Depositor and the Note Insurer; Collection Account Statements. Not later than [15] days after each Distribution Date, the Servicer shall provide to the Indenture Trustee, [the Note Insurer] and the Depositor a statement, certified by a Servicing Officer, setting forth the status of the Collection Account as of the close of business on the last day of the immediately preceding calendar month, showing, for the period covered by such statement, the aggregate of deposits into and withdrawals from the Collection Account for each category of deposit specified in Section 5.03 and each category of withdrawal specified in
Section 5.04 and the aggregate of deposits into the Certificate Distribution Account and the Note Distribution Account, as specified in Section 6.05. Such statement shall also state the aggregate unpaid principal balance of all the Mortgage Loans as of the close of business on the last day of the month preceding the month in which such Distribution Date occurs. Copies of such statement shall be provided by the Indenture Trustee to any Securityholder upon request.

        Section 5.16. Annual Statement as to Compliance. The Servicer, at its own expense, will deliver to the Indenture Trustee, [the Note Insurer,] the Depositor, and the Rating Agencies, on or before April 15 of each year, commencing in [ _______________ ], an Officer's Certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer during such preceding calendar year and of performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such default.

        The Servicer shall deliver to the Indenture Trustee, the Depositor[, the Note Insurer] and the Rating Agencies, promptly after having obtained knowledge thereof but in no event later than five Business Days thereafter, written notice by means of an Officer's Certificate of any event which with the giving of notice or the lapse of time would become an Event of Default.

        Section 5.17. Annual Independent Public Accountants' Servicing Report. On or before April 15 of each year, commencing in [ _______ ], the Servicer, at its own expense, shall cause to be delivered to the Indenture Trustee, [the
Note Insurer,] the Depositor, and the Rating Agencies a letter or letters of a firm of independent, nationally recognized certified public accountants [reasonably acceptable to the Note Insurer] stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Servicer which includes an assertion that the Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by Subservicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Subservicers. Immediately upon receipt of such report, the Servicer shall furnish a copy of such report to the Indenture Trustee[, the Note Insurer] and each Rating Agency. Copies of such statement shall be provided by the Indenture Trustee to any Securityholder upon request at the Servicer's expense, provided that such statement is delivered by the Servicer to the Indenture Trustee.

        Section 5.18. Purchase of Defaulted Mortgage Loans. [(a) Subject to paragraph (b) below,] The Servicer shall have the option, but not the obligation, to purchase for its own account any Mortgage Loan that becomes [90] or more days Delinquent, in whole or in part, or any Mortgage Loan as to which foreclosure proceedings have been brought by the Servicer. Any such Mortgage Loan so purchased shall be purchased by the Servicer on or prior to a Servicer Remittance Date at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be deposited in the Collection Account.

        (b) [If a Mortgage Loan to be purchased by the Servicer pursuant to paragraph (a) above is the greatest number of days Delinquent of all then Delinquent Mortgage Loans (including Mortgage Loans relating to Foreclosure Property), the Servicer may purchase such Mortgage Loan without having first notified the Note Insurer of such purchase. In all other cases, the Servicer must notify the Note Insurer and the Indenture Trustee, in writing, of its intent to purchase a Mortgage Loan and the Servicer may not purchase such Mortgage Loan without the written consent of the Note Insurer.]

        Section 5.19. Reports to be Provided by the Servicer. The Servicer shall provide to the Indenture Trustee, the Depositor [and the Note Insurer] access to the documentation regarding the Mortgage Loans, such access being afforded without charge but only upon reasonable prior notice and during normal business hours at the offices of the Servicer designated by it.

        Upon any change in the format of the computer tape or file maintained by the Servicer in respect of the Mortgage Loans, the Servicer shall deliver a copy of such computer tape or file to the Indenture Trustee, and in addition shall provide a copy of such computer tape or file to the Indenture Trustee [and the Note Insurer] at such other times as the Indenture Trustee [or the
Note Insurer] may reasonably request.

        The Servicer shall deliver to the Depositor, the Seller, the Indenture Trustee and the Note Insurer monthly, not later than the close of business on the [20th] day of the month or, if such [20th] day is not a Business Day, the immediately preceding Business Day (the "Servicer Reporting Date"), such information, in a format mutually agreeable to the Servicer and the Indenture Trustee, as is necessary for the calculation of distributions and preparation of the reports required to be delivered by the Indenture Trustee under Section 6.07.

        Section 5.20. Adjustment of Servicing Compensation In Respect of Prepaid Mortgage Loans. The aggregate amount of the Servicing Fees that the Servicer shall be entitled to receive with respect to all of the Mortgage Loans and each Distribution Date shall be offset on such Distribution Date by an amount equal to the aggregate Compensating Interest with respect to all Mortgage Loans that were subjects of Principal Prepayments in Full or Curtailments during the month preceding the month of such Distribution Date, calculated as provided in Section 6.09. The amount of any offset against the aggregate Servicing Fee with respect to any Distribution Date under this
Section 5.20 shall be limited to the aggregate amount of the Servicing Fees otherwise payable to the Servicer with respect to such Distribution Date.

        Section 5.21. Periodic Advances. (a) On or before each Servicer Remittance Date, the Servicer shall be required to remit to the Indenture Trustee out of the Servicer's own funds or from collections on any Mortgage Loans that are not required to be remitted to the Indenture Trustee on such Servicer Remittance Date (all or any portion of such amount to be replaced on future Servicer Remittance Dates) any Periodic Advances for such date.

        The Servicer shall be permitted to reimburse itself on any Business Day for any Periodic Advances paid from the Servicer's own funds, from late collections on the related Mortgage Loan or as provided in Section 5.04.

        Notwithstanding the foregoing, in the event that the Servicer determines in accordance with the servicing standards set out herein that any proposed Periodic Advance would be a Nonrecoverable Advance, the Servicer shall not be required to make Periodic Advances with respect to such Mortgage Loan. To the extent that the Servicer previously has made any Periodic Advance with respect to a Mortgage Loan that the Servicer subsequently determines is a Nonrecoverable Advance, the Servicer shall be entitled to reimbursement for such aggregate Nonrecoverable Advances from collections on any Mortgage Loan on deposit in the Collection Account. The Servicer shall give written notice of such determination as to why such amount would not be recoverable to the Indenture Trustee [and the Note Insurer]; PROVIDED, FURTHER, that the Servicer shall be entitled to recover any unreimbursed Periodic Advances in accordance with Section 5.04.

        (b) The Servicer will pay all "out-of-pocket" costs and expenses relating to a Mortgagor delinquency or default or other unanticipated event incurred in the performance of its servicing obligations, including, but not limited to, (i) property preservation expenses, (ii) the cost of any enforcement or judicial proceedings, including foreclosures, (iii) the cost of the management and liquidation of Foreclosure Property, and (iv) advances required by Section 5.12(a), except to the extent that such amounts are determined by the Servicer in its reasonable business judgment not to be recoverable. Such costs will constitute Servicing Advances. If the Servicer determines that a Servicing Advance, if made, would be a Nonrecoverable Advance, the Servicer shall make such Servicing Advance only if, in the good faith business judgment of the Servicer, the making of such Servicing Advance is in the best interests of the Securityholders [and the Note Insurer]. To the extent that the Servicer previously has made any Servicing Advance with respect to a Mortgage Loan that the Servicer subsequently determines is a Nonrecoverable Advance, the Servicer shall be entitled to reimbursement for such aggregate Nonrecoverable Advances from collections on any Mortgage Loan on deposit in the Collection Account. The Servicer shall give written notice of such determination as to why such amount would not be recoverable to the Indenture Trustee [and the Note Insurer]; PROVIDED, FURTHER, that the Servicer shall be entitled to recover any unreimbursed Servicing Advances in accordance with Section 5.04.

        (c) Any cost incurred by the Servicer or by Subservicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating distributions to Securityholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

        Section 5.22. Inspections by Note Insurer. At any reasonable time and from time to time upon reasonable notice, the Indenture Trustee, [the Note Insurer,] any Holder of a Residual Interest Certificate, or any agents thereof may inspect the Servicer's servicing operations and discuss the servicing operations of the Servicer during the Servicer's normal business hours with any of its officers or directors; PROVIDED, HOWEVER, that the costs and expenses incurred by the Servicer or its agents or representatives in connection with any such examinations or discussions shall be paid by the Servicer.

        Section 5.23. Maintenance of Corporate Existence and Licenses; Merger or Consolidation of the Servicer. (a) The Servicer will keep in full effect its existence, rights and franchises as a corporation, will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement and will otherwise operate its business so as to cause the representations and warranties under Section 3.01 to be true and correct at all times under this Agreement.

        (b) Any corporation into which the Servicer may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party or any corporation succeeding to all or substantially all of the business or assets of the Servicer shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto [provided that such corporation is acceptable to the
Note Insurer].

        Section 5.24. Assignment of Agreement by Servicer; Servicer Not to Resign. The Servicer shall not resign from its obligations and duties hereunder except by consent of [the Note Insurer and] the Indenture Trustee, which consent shall not be unreasonably withheld, or upon the determination that the Servicer's duties hereunder are no longer permitted under applicable law and that such incapacity cannot be cured by the Servicer without unreasonable expense. Any such determination that the Servicer's duties hereunder are no longer permissible under applicable law permitting the resignation of the Servicer shall be evidenced by a written Opinion of Counsel to such effect delivered to the Seller, the Depositor [and the Note Insurer]. No such resignation shall become effective until the Indenture Trustee or a successor Servicer appointed in accordance with the terms of this Agreement has assumed the Servicer's responsibilities and obligations hereunder in accordance with Section 7.02.

        Notwithstanding the foregoing, the Servicer may assign its rights and delegate its obligations hereunder to a successor Servicer, which shall assume the Servicer's responsibilities and obligations hereunder in accordance with
Section 7.02.

        The Servicer shall provide the Indenture Trustee, the Rating Agencies [and the Note Insurer] with [30] days prior written notice of its intention to assign this Agreement or resign from its obligations and duties hereunder.

        Section 5.25. Information Reports to be Filed by the Servicer. The Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively.

        Section 5.26. [Reserved]

        Section 5.27. Waiver of Prepayment Premiums. The Servicer shall not waive any Prepayment Premium, whether in connection with a refinancing of a Mortgage Loan that is related to a default or a reasonably foreseeable default or otherwise, unless (i) such waiver would maximize recovery of total proceeds with respect to such Mortgage Loan, taking into account the value of the Prepayment Premium and the related Mortgage Loan and (ii) such waiver is standard and customary in servicing similar mortgage loans. In no event shall the Servicer waive any Prepayment Premium in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default.

        Section 5.28. Adjustable Rate Mortgage Loans. The Servicer shall enforce each Adjustable Rate Mortgage Loan in accordance with its terms and shall timely calculate, record, report and apply all interest rate adjustments in accordance with the related Mortgage Note. The Servicer's records shall, at all times, reflect the then Mortgage Rate and monthly payment and the Servicer shall timely notify the Mortgagor of any changes to the Mortgage Rate or the Mortgagor's monthly payment. If the Servicer fails to make either a timely or accurate adjustment to the Mortgage Rate or monthly payment or to notify the Mortgagor of such adjustments, upon the Servicer's discovery of such error and such continued failure, the Servicer shall pay from its own funds any shortage. If the Servicer's continued failure after notice thereof to make a scheduled change affects the Issuer's rights to make future adjustments under the terms of such Adjustable Rate Mortgage Loan, the Servicer shall repurchase such Adjustable Rate Mortgage Loan in accordance with the provisions hereof by depositing the Loan Purchase Price in the Collection Account. Any amounts paid by the Servicer pursuant to this Section shall not be an advance and shall not be reimbursable from the proceeds of any Mortgage Loan.

        Section 5.29. [Notices of Material Events]. [The Servicer shall give prompt written notice to the Note Insurer, the Indenture Trustee and the Rating Agencies of the occurrence of any of the following events:

        (a) Any default or any fact or event of which with notice or the passage of time, or both, would result in the occurrence of a default by the Servicer under any Transaction Document or would constitute a material breach of a representation, warranty or covenant under any Transaction Document;

        (b) The submission of any claim or the initiation of any legal process, litigation or administrative or judicial investigation against the Servicer to which the Servicer has knowledge in any federal, state or local court or before any governmental body or agency or before any arbitration board or any such proceedings threatened by any governmental agency, which, if adversely determined, would have a material adverse effect upon the Servicer's ability to perform its obligations under any Transaction Document;

        (c) The commencement of any proceedings by or against the Servicer under any applicable bankruptcy, reorganization, liquidation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, trustee or other similar official shall have been, or may be, appointed or requested for the Servicer; and

        (d) The receipt of notice from any agency or governmental body having authority over the conduct of the Servicer's business that the Servicer is to cease or desist, or to undertake any practice, program, procedure or policy employed by the Servicer in the conduct of the business of any of them, and such cessation or undertaking will materially and adversely affect the conduct of the Servicer' s business or its ability to perform under any Transaction Document or materially and adversely affect the financial affairs of the Servicer.]

                                  ARTICLE VI

                          DISTRIBUTIONS AND PAYMENTS

Section 6.01. Establishment of Trust Accounts and Certificate Distribution Account; Deposits to the Trust Accounts and Certificate Distribution Account.
(a) (i) The Servicer shall establish and maintain in the name of the Securities Intermediary the Collection Account as provided in Section 5.03, which account shall be pledged to the Indenture Trustee for the benefit of Securityholders.

             (ii) The Indenture Trustee, for the benefit of the Noteholders, shall establish and maintain in the name of the Securities Intermediary an Eligible Account (the "Note Distribution Account"), which account shall be pledged to the Indenture Trustee and shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders.

             (iii) The Indenture Trustee, for the benefit of the Certificateholders, shall establish and maintain in the name of the Owner Trustee an Eligible Account (the "Certificate Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders.

        (b) Funds on deposit in the Collection Account and the Note Distribution Account (each, a "Trust Account"), and funds in the Certificate Distribution Account, may be invested, and if invested shall be invested in Permitted Investments at the direction of the Servicer, in the case of the Collection Account, and otherwise at the direction of the Indenture Trustee and such investments shall not be sold or disposed of prior to their maturity. All such investments shall be made in the name of the Indenture Trustee in the manner provided herein. Subject to paragraph (b)(ii) below, funds on deposit in the Trust Accounts and the Certificate Distribution Account may be invested and if invested shall be invested (1) in Permitted Investments selected (x) in the case of the Collection Account, by the Servicer, and (y) in the case of the Note Distribution Account and the Certificate Distribution Account, by the Indenture Trustee or (2) by an investment manager in Permitted Investments selected by such investment manager; PROVIDED that (A) such investment manager shall be selected by the Servicer, in the case of the Collection Account, and by the Indenture Trustee, in the case of the Note Distribution Account and the Certificate Distribution Account, (B) such investment manager shall have agreed to comply with the terms of this Agreement as it relates to investing such funds, (C) any investment so selected by such investment manager shall be made in the name of the Indenture Trustee and shall be settled by a delivery to the Indenture Trustee that complies with the terms of this Agreement as it relates to investing such funds, and (D) prior to the settlement of any investment so selected by such investment manager, the Indenture Trustee, to the extent practicable, shall affirm that such investment is a Permitted Investment. It is understood and agreed that the Indenture Trustee shall not be liable for any loss arising from an investment in Permitted Investments made in accordance with this Section 6.01(b). All such Permitted Investments shall be held by the Indenture Trustee for the benefit of the Noteholders and the Certificateholders, as applicable; PROVIDED, that on the Servicer Remittance Date immediately prior to each Distribution Date all interest and other investment income (net of losses and investment expenses) on funds on deposit in the Collection Account shall be payable to the Servicer. Other than as permitted by each Rating Agency and except otherwise set forth herein, funds on deposit in the Trust Accounts and the Certificate Distribution Account shall be invested in Permitted Investments that will mature not later than the Business Day immediately preceding the next Distribution Date (or on such next Distribution Date if either (x) such investment is held in the trust department of the institution with which the Collection Account, the Note Distribution Account or the Certificate Distribution Account, as applicable, is then maintained and is invested in a time deposit of the Indenture Trustee rated at least P-1 (or the equivalent) by each Rating Agency (such account being maintained within the trust department of the Indenture Trustee) or (y) the Indenture Trustee (so long as the short-term unsecured debt obligations of the Indenture Trustee are either (A) rated at least P-1 (or the equivalent) by each Rating Agency on the date such investment is made or (B) guaranteed by an entity whose short-term unsecured debt obligations are rated at least P-1 (or the equivalent) by each Rating Agency on the date such investment is made) has agreed to advance funds on such Distribution Date to the Note Distribution Account or the Certificate Distribution Account, as applicable, in the amount payable on such investment on such Distribution Date pending receipt thereof to the extent necessary to make distributions on such Distribution Date). For the purposes of the foregoing, unless the Indenture Trustee affirmatively agrees in writing to make such advance with respect to such investment prior to the time an investment is made, it shall not be deemed to have agreed to make such advance. The Servicer shall deposit into the Collection Account an amount equal to any loss realized on any investment of funds in the Collection Account immediately as any such loss is realized. The Indenture Trustee shall deposit in the Note Distribution Account or the Certificate Distribution Account, as applicable, an amount equal to any loss realized on any investment of funds in such account immediately as any such loss is realized. Funds on deposit in the Collection Account shall be withdrawn therefrom by the Servicer on the Servicer Remittance Date immediately preceding each Distribution Date to make deposits and distributions on each such date in the manner and priorities set forth in Section 6.05.

        (c) The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Trust Estate. The Trust Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders or the Noteholders and the Certificateholders, as the case may be. If, at any time, any of the Trust Accounts or the Certificate Distribution Account ceases to be an Eligible Account, the Indenture Trustee (or the Servicer on its behalf) shall within [30] Business Days establish a new Trust Account or a new Certificate Distribution Account, as applicable, as an Eligible Account and shall transfer any cash and/or any investments to such new account.

        The Depositor, the Issuer and the Indenture Trustee hereby appoint the Indenture Trustee, or the Administrator on behalf of the Indenture Trustee, as Securities Intermediary with respect to the Trust Accounts and the Certificate Distribution Account, and the Issuer has, pursuant to the Indenture, granted to the Indenture Trustee, for the benefit of the Securityholders, a security interest to secure all amounts due Noteholders hereunder in and to the Trust Accounts and the Security Entitlements to all Financial Assets credited to the Trust Accounts, including without limitation all amounts, securities, investments, Financial Assets, investment property and other property from time to time deposited in or credited to the Trust Accounts and all proceeds thereof, and the Depositor hereby grants to the Issuer, as collateral agent for the benefit of Certificateholders, a security interest to secure all amounts due Certificateholders hereunder in and to the Certificate Distribution Account and the Security Entitlements and all Financial Assets credited to the Certificate Distribution Account, including without limitation all amounts, securities, investments, Financial Assets, investment property and other property from time to time deposited in or credited to such account and all proceeds thereof. Amounts held from time to time in the Trust Accounts will continue to be held by the Securities Intermediary for the benefit of the Indenture Trustee, as collateral agent, for the benefit of the Securityholders, and amounts held from time to time in the Certificate Distribution Account will continue to be held by the Securities Intermediary for the benefit of the Issuer, as collateral agent, for the benefit of the Certificateholders. Upon the termination of the Trust or the discharge of the Indenture, the Indenture Trustee shall inform the Securities Intermediary of such termination. By acceptance of their Securities or interests therein, the Securityholders shall be deemed to have appointed the Indenture Trustee, or the Administrator on behalf of the Indenture Trustee, as Securities Intermediary. The Indenture Trustee hereby accepts such appointment as Securities Intermediary.

             (i) With respect to the Trust Account Property credited to the Trust Accounts, or the Certificate Distribution Account, the Securities Intermediary agrees that:

                      (A) with respect to any Trust Account Property that
               is held in deposit accounts, each such deposit account shall be subject to the exclusive custody and control of the Securities Intermediary, and the Securities Intermediary shall have sole signature authority with respect thereto;

                      (B) the sole assets permitted in the Trust Accounts
               and the Certificate Distribution Account shall be those as the Securities Intermediary agrees to treat as Financial Assets; and

                      (C) any such Trust Account Property that is, or is
               treated as, a Financial Asset shall be physically delivered (accompanied by any required endorsements) to, or credited to an account in the name of, the Securities Intermediary or other eligible institution maintaining any Trust Account or the Certificate Distribution Account in accordance with the Securities Intermediary's customary procedures such that the Securities Intermediary or such other institution establishes a Security Entitlement in favor of the Indenture Trustee (or the issuer, in the case of the Certificate Distribution Account) with respect thereto over which the Securities Intermediary or such other institution has Control;

             (ii) The Securities Intermediary hereby confirms that (A) each Trust Account and the Certificate Distribution Account is an account to which Financial Assets are or may be credited, and the Securities Intermediary shall, subject to the terms of this Agreement, treat the Indenture Trustee, as collateral agent, as entitled to exercise the rights that comprise any Financial Asset credited to any Trust Account, and the Issuer, as collateral agent, as entitled to exercise the rights that comprise any Financial Asset credited to the Certificate Distribution Account, (B) all Trust Account Property in respect of any Trust Account or the Certificate Distribution Account will be promptly credited by the Securities Intermediary to such account, and (C) all securities or other property underlying any Financial Assets credited to any Trust Account or the Certificate Distribution Account shall be registered in the name of the Securities Intermediary, endorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case (x) will any Financial Asset credited to any Trust Account be registered in the name of the Seller or the Issuer, payable to the order of the Seller or the Issuer or specially endorsed to the Seller or the Issuer, or (y) will any Financial Asset credited to the Certificate Distribution Account be registered in the name of the Seller, payable to the order of the Seller or specially endorsed to the Seller, except to the extent the foregoing have been specially endorsed to the Securities Intermediary or in blank;

             (iii) The Securities Intermediary hereby agrees that each item of property (whether investment property, Financial Asset, security, instrument or cash) credited to any Trust Account or the Certificate Distribution Account shall be treated as a Financial Asset;

             (iv) If at any time the Securities Intermediary shall receive an Entitlement Order from the Indenture Trustee directing transfer or redemption of any Financial Asset relating to any Trust Account, the Securities Intermediary shall comply with such Entitlement Order without further consent by the Seller, the Issuer or any other Person. If at any time the Indenture Trustee notifies the Securities Intermediary in writing that the Trust has been terminated or the Indenture discharged in accordance herewith and with the Trust Agreement or the Indenture, as applicable, and the security interest granted pursuant to the Indenture has been released, then thereafter if the Securities Intermediary shall receive any order from the Seller or the Issuer directing transfer or redemption of any Financial Asset relating to any Trust Account, the Securities Intermediary shall comply with such Entitlement Order without further consent by the Indenture Trustee or any other Person;

               If at any time the Securities Intermediary shall receive an Entitlement Order from the Issuer directing transfer or redemption of any Financial Asset relating to the Certificate Distribution Account, the Securities Intermediary shall comply with such Entitlement Order without further consent by the Seller or any other Person. If at any time the Issuer notifies the Securities Intermediary in writing that the Trust has been terminated in accordance herewith and with the Trust Agreement and the security interest granted above has been released, then thereafter if the Securities Intermediary shall receive any order from the Seller directing transfer or redemption of any Financial Asset relating to the Certificate Distribution Account, the Securities Intermediary shall comply with such entitlement order without further consent by the Issuer or any other Person;

             (v) In the event that the Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in any Trust Account or the Certificate Distribution Account or any Financial Asset credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Indenture Trustee, in the case of the Trust Accounts, or of the Issuer, in the case of the Certificate Distribution Account. The Financial Assets credited to the Trust Accounts, or the Certificate Distribution Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of any Person other than the Indenture Trustee in the case of the Trust Accounts, or of the Issuer, in the case of the Certificate Distribution Account (except that the Securities Intermediary may set-off (i) all amounts due to it in respect of its customary fees and expenses for the routine maintenance and operation of the Trust Accounts, and the Certificate Distribution Account, and (ii) the face amount of any checks which have been credited to any Trust Account or the Certificate Distribution Account but are subsequently returned unpaid because of uncollected or insufficient funds);

             (vi) There are no other agreements entered into between the Securities Intermediary in such capacity and the Depositor or the Issuer with respect to any Trust Account, or the Depositor with respect to the Certificate Distribution Account. In the event of any conflict between this Agreement (or any provision of this Agreement) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail;

             (vii) The rights and powers granted under the Indenture and herein to (x) the Indenture Trustee have been granted in order to perfect its security interest in the Trust Accounts and the Security Entitlements to the Financial Assets credited thereto, and (y) the Issuer have been granted in order to perfect its security interest in the Certificate Distribution Account and the Security Entitlements to the Financial Assets credited thereto, and are powers coupled with an interest and will neither be affected by the bankruptcy of the Depositor or the Issuer nor by the lapse of time. The obligations of the Securities Intermediary hereunder shall continue in effect until the security interest of the Indenture Trustee in the Trust Accounts or of the Issuer in the Certificate Distribution Account, and in such Security Entitlements, has been terminated pursuant to the terms of this Agreement and the Indenture Trustee or the Issuer, as applicable, has notified the Securities Intermediary of such termination in writing; and

             (viii) Notwithstanding anything else contained herein, the Depositor and the Issuer agree that the Trust Accounts and the Certificate Distribution Account will be established only with the Securities Intermediary or another institution meeting the requirements of this Section, which by acceptance of its appointment as Securities Intermediary agrees substantially as follows: (1) it will comply with Entitlement Orders related to the Trust Accounts issued by the Indenture Trustee, as collateral agent, without further consent by the Depositor or the Issuer, and with Entitlement Orders related to the Certificate Distribution Account issued by the Issuer, as collateral agent, without further consent by the Depositor; (2) until termination of the Trust or discharge of the Indenture, it will not enter into any other agreement related to such accounts pursuant to which it agrees to comply with Entitlement Orders of any Person other than the Indenture Trustee, as collateral agent with respect to the Trust Accounts or the Issuer, as collateral agent with respect to the Certificate Distribution Account; and (3) all assets delivered or credited to it in connection with such accounts and all investments thereof will be promptly credited to the applicable account.

             (d) Notwithstanding the foregoing, the Issuer shall have the power, revocable by the Indenture Trustee or by the Owner Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee and the Servicer to make withdrawals and distributions from the Trust Accounts for the purpose of permitting the Servicer or the Owner Trustee to carry out its respective duties hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture.

             (e) Each of the Depositor and the Issuer agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments (including, without limitation, any financing statements under the UCC or this Agreement) as may be necessary to perfect the interests created by this
Section in favor of the Issuer and the Indenture Trustee and otherwise fully to effectuate the purposes, terms and conditions of this Section. The Depositor shall:

             (i) promptly execute, deliver and file any financing statements, amendments, continuation statements, assignments, certificates and other documents with respect to such interests and perform all such other acts as may be necessary in order to perfect or to maintain the perfection of the Issuer's and the Indenture Trustee's security interest in the Trust Account Property; and

             (ii) make the necessary filings of financing statements or amendments thereto within five days after the occurrence of any of the following: (1) any change in its corporate name or any trade name; (2) any change in the location of its chief executive office or principal place of business; and (3) any merger or consolidation or other change in its identity or corporate structure and promptly notify the Issuer and the Indenture Trustee of any such filings.

        None of the Securities Intermediary or any director, officer, employee or agent of the Securities Intermediary shall be under any liability to the Indenture Trustee or the Securityholders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; PROVIDED, HOWEVER, that this provision shall not protect the Securities Intermediary against any liability to the Indenture Trustee or the Securityholders which would otherwise be imposed by reason of the Securities Intermediary's willful misconduct, bad faith or negligence in the performance of its obligations or duties hereunder. The Securities Intermediary and any director, officer, employee or agent of the Securities Intermediary may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Securities Intermediary shall be under no duty to inquire into or investigate the validity, accuracy or content of such document. The Issuer shall indemnify the Securities Intermediary for and hold it harmless against any loss, liability or expense arising out of or in connection with this Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability, except in those cases where the Securities Intermediary has been guilty of bad faith, negligence or willful misconduct. The foregoing indemnification shall survive any termination of this Agreement or the resignation or removal of the Administrative Agent.

Section 6.02. Permitted Withdrawals from the Note Distribution Account and the Certificate Distribution Account. The Indenture Trustee shall withdraw or cause to be withdrawn funds from each of the Note Distribution Account and the Certificate Distribution Account for the following purposes:

             (a) to effect the distributions described in Section 6.05;

             (b) to pay itself any interest earned on or investment income earned with respect to funds in the Note Distribution Account and the Certificate Distribution Account;

             (c) to return to the Collection Account any amount deposited in the Note Distribution Account or the Certificate Distribution Account that was not required to be deposited therein; and

             (d) to clear and terminate the Note Distribution Account and the Certificate Distribution Account upon termination of the Trust pursuant to
Article VIII.

        The Indenture Trustee shall keep and maintain a separate accounting for withdrawals from the Note Distribution Account and the Certificate Distribution Account pursuant to each of subclauses (a) through (d) listed above.

        Section 6.03. Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of all money and other property payable to or receivable by the Indenture Trustee pursuant to this Agreement, including (a) all payments due on the Mortgage Loans in accordance with the respective terms and conditions of such Mortgage Loans and required to be paid over to the Indenture Trustee by the Servicer [and (b) Insured Payments]. The Indenture Trustee shall hold all such money and property received by it as part of the Trust Estate and shall apply it as provided in this Agreement.

        Section 6.04. [The Note Insurance Policy]. [(a) If, on the [third] Business Day before any Distribution Date, the Indenture Trustee determines that a Deficiency Amount exists for such Distribution Date, the Indenture Trustee shall determine the amount of any such Insured Payment and shall give notice to the Note Insurer by completing a notice in the form of Exhibit A to the Note Insurance Policy and submitting such notice by 12:00 noon New York City time on such third Business Day as a claim for an Insured Payment. The Indenture Trustee's responsibility for delivering a notice to the Note Insurer, as provided in the preceding sentence, is limited to the availability, timeliness and accuracy of the information provided by the Servicer.]

        (b) [In the event that the Indenture Trustee receives a certified copy of an order of the appropriate court that any scheduled payment of principal or interest on an Insured note has been voided in whole or in part as a preference payment under applicable bankruptcy law, the Indenture Trustee shall (i) promptly notify the Note Insurer, as appropriate, and the Fiscal Agent, if any, and (ii) comply with the provisions of the Note Insurance Policy to obtain payment by the Note Insurer of such voided payment. In addition, the Indenture Trustee shall mail notice to all Insured Noteholders so affected that, in the event that any such Securityholder's payment is so recovered, such Securityholder will be entitled to payment pursuant to the terms of the Note Insurance Policy, a copy of which shall be made available to such Holders by the Indenture Trustee. The Indenture Trustee shall furnish to the Note Insurer and the appropriate Fiscal Agent, if any, its records listing the payments on the affected Insured Notes, if any, that have been made by the Indenture Trustee and subsequently recovered from the affected Securityholders, and the dates on which such payments were made by the Indenture Trustee.]

        (c) [The Indenture Trustee shall establish a separate Eligible Account for the benefit of Insured Noteholders and the Note Insurer referred to herein as the "Note Insurance Payment Account" over which the Indenture Trustee shall have exclusive control and sole right of withdrawal. The Indenture Trustee shall deposit upon receipt any amount paid under the Note Insurance Policy in the Note Insurance Payment Account and distribute such amount only for purposes of payment to Insured Noteholders of the Insured Payment and such amount may not be applied to satisfy any costs, expenses or liabilities of the Servicer, the Indenture Trustee or the Trust Estate. Amounts paid under the
Note Insurance Policy, to the extent needed to pay the Insured Payment shall be transferred by the Indenture Trustee from the Note Insurance Payment Account to the Note Distribution Account on the related Distribution Date and disbursed by the Indenture Trustee to Insured Noteholders in accordance with
Section 6.05. It shall not be necessary for payments made under the Note Insurance Policy to be made by checks or wire transfers separate from other amounts distributed pursuant to Section 6.05. However, the amount of any payment of principal or of interest on the Notes to be paid from funds transferred from the Note Insurance Payment Account shall be noted as provided in paragraph (d) below. Funds held in the Note Insurance Payment Account shall not be invested. Any funds remaining in the Note Insurance Payment Account on the first Business Day following a Distribution Date shall be returned to the
Note Insurer pursuant to the written instructions of the Note Insurer by the end of such Business Day.]

        (d) [The Indenture Trustee Remittance Report shall indicate the amount of interest and principal paid in respect of the Insured Notes from moneys received under the Note Insurance Policy. The Indenture Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Insured Note from moneys received under the Note Insurance Policy. The Note Insurer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's prior notice to the Indenture Trustee.]

        (e) [The Indenture Trustee shall promptly notify the Note Insurer of any proceeding or the institution of any action, of which a Responsible Officer of the Indenture Trustee has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any distribution made with respect to the Insured Notes. Each Securityholder, by its acceptance of a Security, the Servicer and the Indenture Trustee agree that, the Note Insurer (so long as no Note Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and
(ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Note Insurer shall be subrogated to, and each Securityholder, the Servicer and the Indenture Trustee hereby delegate and assign to the Note Insurer, to the fullest extent permitted by law, the rights of the Servicer, the Indenture Trustee and each Securityholder in the conduct of any such Preference Claim, including, without limitation, all rights of any party to any adversary proceeding or action with respect to any court order issued in connection with any such Preference Claim.]

        (f) [Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on any of the Insured Notes which is made with moneys received pursuant to the terms of the Note Insurance Policy shall not be considered payment of such Securities from the Trust Estate and shall not result in the payment of or the provision for the payment of the principal of or interest on such Securities within the meaning of Section 6.05. The Depositor, the Servicer and the Indenture Trustee acknowledge, and each Holder by its acceptance of a Security agrees, that without the need for any further action on the part of the Note Insurer, the Depositor, the Servicer and the Indenture Trustee acknowledge, and each Holder by its acceptance of a Security agrees, that without the need for any further action on the part of the Note Insurer, the Depositor, the Servicer, the Indenture Trustee or the Note Registrar (a) to the extent the Note Insurer makes payments, directly or indirectly, on account of principal of or interest on any Insured Notes to the Holders of such Insured Notes, the Note Insurer will be fully subrogated to the rights of such Holders to receive such principal and interest from the Trust Estate and (b) the Note Insurer shall be paid such principal and interest but only from the sources and in the manner provided herein for the payment of such principal and interest.]

        [The Indenture Trustee, the Depositor and the Servicer shall cooperate in all respects with any reasonable request by the Note Insurer for action to preserve or enforce the Note Insurer's rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth therein.]

        (g) [The Indenture Trustee will hold the Note Insurance Policy in trust as agent for the Holders of the Insured Notes for the purpose of making claims thereon and distributing the proceeds thereof. Each Holder of Insured Notes, by accepting its Insured Notes, appoints the Indenture Trustee as attorney-in-fact for the purpose of making claims on the Note Insurance Policy.]

        Section 6.05. Distributions. (a) Not later than the close of business on each Servicer Remittance Date, the Servicer shall remit to the Indenture Trustee for deposit into the Note Distribution Account from funds on deposit in the Collection Account an amount equal to the Available Funds for the related Distribution Date.

        (b) With respect to funds deposited in the Note Distribution Account, on each Distribution Date, the Indenture Trustee shall make the following allocations, disbursements and transfers, and each such allocation, transfer and disbursement shall be treated as having occurred only after all preceding allocations, transfers and disbursements have occurred:

             (i) On each Distribution Date, the Indenture Trustee shall distribute the Available Funds for such date in the following order of priority:

                  [FIRST, to pay the Owner Trustee Compensation and the
             Custodian Compensation;]

                  [SECOND, to the Note Insurer, the Premium Amount for such
             date;]

                  [THIRD, for retention in the Note Distribution Account, the
             Noteholders' Interest Distribution Amount for such date, to be paid PRO RATA to the Noteholders;]

                  [FOURTH, for retention in the Note Distribution Account, the amount necessary to reduce the Class Principal Amount of the Notes to the Optimal Principal Amount for such date, to be paid PRO RATA to the Noteholders until the Class Principal Amount of the Class A Notes has been reduced to zero;]

                  [FIFTH, for retention in the Note Distribution Account, for distribution to the Note Insurer, any previously unreimbursed Reimbursement Amount;]

                  [SIXTH, to the Servicer, the amount of any Nonrecoverable
             Advances not previously reimbursed;]

                  [SEVENTH, to the Servicer, any amounts payable or
             reimbursable thereto pursuant to Sections 7.02 and 11.01 hereof;]

                  [EIGHTH, to the Custodian, any amount payable or
             reimbursable thereto under the Custodial Agreement in excess of the Custodian Compensation; and]

                  [NINTH, to the Certificate Distribution Account, for
             distribution to the Residual Certificateholders on a PRO RATA basis.]

             (ii) [On each Distribution Date, the Indenture Trustee shall distribute any Insured Payment for such date to the Insured Noteholders entitled thereto.]

        (c) All distributions made to each Class of Securities on each Distribution Date will be made on a PRO RATA basis among the Securityholders of such Class on the next preceding Record Date based on the Percentage Interest represented by their respective Securities, and shall be made by wire transfer of immediately available funds at the expense of such Securityholder to the account of such Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder shall have provided complete wiring instructions by the Record Date, and otherwise by check mailed to the address of such Securityholder appearing in the Security Register.

        Section 6.06. [Reserved].

        Section 6.07. Reports by Indenture Trustee. (a) On each Distribution Date the Indenture Trustee shall provide to each Holder, to the Servicer, [to the Note Insurer,] to the Depositor and to the Rating Agencies a report (the "Indenture Trustee Remittance Report"), setting forth information including, without limitation, the following information:

             (i) the Available Collection Amount for the related Distribution Date;

             (ii) the Class Principal Amount or Class Notional Amount of each Class of Notes as of such Distribution Date after giving effect to any payment of principal on such Distribution Date;

             (iii) the amount of principal and interest received on the Mortgage Loans during the related Due Period;

             (iv) the Noteholders' Interest Distribution Amount;

             (v) the amount, if any of the Overcollateralization Release Amount and, if applicable, the Overcollateralization Reduction Amount or any other amount to be distributed to the Securityholders on such Distribution Date;

             (vi) the Servicing Fee, the Indenture Trustee Fee, the Owner Trustee Compensation, the Custodian Compensation and the Premium Amount for such Distribution Date;

             (vii) the Overcollateralization Amount on such Distribution Date and the Targeted Overcollateralization Amount as of such Distribution Date;

             (viii) the weighted average maturity of the Mortgage Loans and the weighted average Mortgage Rate of the Mortgage Loans;

             (ix) [the amount of any Insured Payment included in the amounts distributed to the Insured Noteholders on such Distribution Date;]

             (x) the amount of any Reimbursement Amount to be distributed to the Note Insurer on such Distribution date and the amount of any Reimbursement Amount remaining unsatisfied following such distribution;

             (xi) the scheduled principal payments and the principal prepayments received with respect to the Mortgage Loans during the related Due Period;

             (xii) the number of Mortgage Loans and the aggregate Principal Balance of Mortgage Loans purchased or substituted for pursuant to Sections 3.03 and 2.04 for the related Distribution Date and, since the Closing Date, the cumulative number and Principal Balance of Mortgage Loans purchased or substituted for pursuant to Sections 3.03 and 2.04; and

             (xiii) such other information as may be reasonably requested by the Indenture Trustee or Note Insurer.

        In addition, by January 31 of each calendar year following any year during which the Securities are outstanding, the Indenture Trustee shall furnish a report to each Holder of record if so requested in writing at any time during each calendar year as to the aggregate of amounts reported pursuant to (iv) with respect to the Securities for such calendar year. Such information shall be deemed to have been furnished if provided pursuant to the requirements of the Code from time to time in force.

        (b) [Reserved].

        (c) In addition, on each Distribution Date the Indenture Trustee will provide to each Holder, [to the Note Insurer,] to the Servicer, to the Depositor and to the Rating Agencies, together with the information described in subsection (a) preceding, the following information with respect to the Mortgage Loans as of the following dates, as applicable: (1) with respect to Monthly Payments, the close of business on the last day of the related Due Period; (2) with respect to Principal Prepayments in Full, Curtailments, Liquidation Proceeds, Insurance Proceeds, Released Mortgaged Property Proceeds and any other unscheduled payments or recoveries, the close of business on the last day of the related Due Period; (3) with respect to Mortgage Loans that are Delinquent, the close of business on the last day of the immediately preceding calendar month and (4) in all other cases, unless otherwise specified, the close of business on the last day of the related Due Period.

             (i) the total number of Mortgage Loans and the aggregate Principal Balances thereof for such Distribution Date, together with the number and aggregate Principal Balances of such Mortgage Loans and the percentage (based on the aggregate Principal Balances of the Mortgage Loans) of all Mortgage Loans (A) 30-59 days Delinquent, (B) 60-89 days Delinquent and (C) 90 or more days Delinquent;

             (ii) the number and aggregate Principal Balances of all Mortgage Loans and percentage (based on the aggregate Principal Balances of the Mortgage Loans) of the aggregate Principal Balances of such Mortgage Loans to the aggregate Principal Balance of all Mortgage Loans in foreclosure proceedings and the number and aggregate Principal Balances of all Mortgage Loans and percentage (based on the aggregate Principal Balances of the Mortgage Loans) of any such Mortgage Loans which are also included in any of the statistics described in the foregoing clauses (i)(A), (i)(B) and (i)(C);

             (iii) the number and aggregate Principal Balances of all Mortgage Loans and percentage (based on the aggregate Principal Balances of the Mortgage Loans) of the aggregate Principal Balances of such Mortgage Loans to the aggregate Principal Balance of all Mortgage Loans relating to Mortgagors in bankruptcy proceedings and the number and aggregate Principal Balances of all Mortgage Loans and percentage (based on the aggregate Principal Balances of the Mortgage Loans) of any such Mortgage Loans which are also included in any of the statistics described in the foregoing clauses (i)(A), (i)(B) and
        (i)(C);

             (iv) the number and aggregate Principal Balances of all Mortgage Loans and percentage (based on the aggregate Principal Balances of the Mortgage Loans) of the aggregate Principal Balances of such Mortgage Loans to the aggregate Principal Balance of all Mortgage Loans relating to Foreclosure Properties and the number and aggregate Principal Balances of all Mortgage Loans and percentage (based on the aggregate Principal Balances of the Mortgage Loans) of any such Mortgage Loans which are also included in any of the statistics described in the foregoing clause (i)(A), (i)(B) and (i)(C);

             (v) the weighted average Mortgage Rate as of the Due Date occurring in the Due Period related to such Distribution Date;

             (vi) the weighted average remaining term to stated maturity of all Mortgage Loans;

             (vii) the book value of any Foreclosure Property;

             (viii) the Total Loan Balance for such Distribution Date;

             (ix) the number of Foreclosure Properties and aggregate Principal Balance of related Mortgage Loans; and

             (x) Liquidation Proceeds, Liquidation Expenses and Net Liquidation Proceeds received by the Servicer during the related Due Period.

        (d) The obligation of the Indenture Trustee to provide the information required under this Section shall be subject to the timely availability and accuracy of the information provided by the Servicer under Section 5.19.

        Section 6.08. Additional Reports by Indenture Trustee. (a) The Indenture Trustee shall report to the Depositor, the Servicer [and the Note Insurer] with respect to the amount then held in each Account (including investment earnings accrued or scheduled to accrue) held by the Indenture Trustee and the identity of the investments included therein, as the Depositor, the Servicer or the Note Insurer may from time to time request in writing.

        (b) [From time to time, at the request of the Note Insurer, the Indenture Trustee shall report to the Note Insurer with respect to its actual knowledge of any breach of any of the representations or warranties relating to individual Mortgage Loans set forth in the Mortgage Loan Purchase Agreement or in Section 3.01 or 3.02 hereof.]

        Section 6.09. Compensating Interest. Not later than the close of business on the Servicer Remittance Date prior to the Distribution Date, the Servicer shall remit to the Trustee (without right or reimbursement therefor) for deposit into the Certificate Account an amount equal to the lesser of (a) the excess of (i) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date resulting from Principal Prepayments in Full and Curtailments during the related Prepayment Period over (ii) any Prepayment Interest Excess resulting from Principal Prepayments in Full during such Prepayment Period and (b) its aggregate Servicing Fees for such Distribution Date and shall not have the right to reimbursement therefor (the "Compensating Interest").

        Section 6.10. [Effect of Payments by the Note Insurer; Subrogation]. [Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on the Insured Notes that is made with moneys received pursuant to the terms of the Note Insurance Policy shall not be considered payment of the Securities from the Trust Estate. The Depositor, the Servicer and the Indenture Trustee acknowledge, and each Holder by its acceptance of a Security agrees, that without the need for any further action on the part of the Note Insurer, the Depositor, the Servicer, the Indenture Trustee or the Note Registrar (a) to the extent the Note Insurer makes payments, directly or indirectly, on account of principal of or interest on the Insured Notes to the Holders of such Securities, the Note Insurer will be fully subrogated to, and each Securityholder, the Servicer and the Indenture Trustee hereby delegate and assign to the Note Insurer, to the fullest extent permitted by law, the rights of such Holders to receive such principal and interest from the Trust Estate, including, without limitation, any amounts due to the Securityholders in respect of securities law violations arising from the offer and sale of the Insured Notes, and (b) the Note Insurer shall be paid such amounts but only from the sources and in the manner provided herein for the payment of such amounts. The Indenture Trustee and the Servicer shall cooperate in all respects with any reasonable request by the Note Insurer for action to preserve or enforce the Note Insurer's rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.]

        Section 6.11. Allocation of Realized Losses. [                       ].

        Section 6.12. Pre-Funding Account. [                       ].

        Section 6.13. Capitalized Interest Account. [                        ].

        Section 6.14. Determination of LIBOR. If the outstanding Securities include any LIBOR Securities, then on each LIBOR Determination Date the Indenture Trustee shall determine LIBOR for the next succeeding Accrual Period by reference to the display designated as page 3750 on the Dow Jones Telerate Service (or such other page as may replace such page on that service for the purpose of displaying London interbank offered quotations of major banks).

        If such rate does not appear on Telerate Page 3750, the rate for such day shall be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on such day to banks in the London interbank market for a term equal to the relevant Accrual Period. The Indenture Trustee shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for the next applicable Accrual Period shall be the arithmetic mean of those quotations.

        As used herein, "Reference Banks" means leading banks selected by the Indenture Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

        If on any LIBOR Determination Date only one or none of the Reference Banks provides the offered quotations, LIBOR for the next applicable Accrual Period shall be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Indenture Trustee, at approximately 11:00 a.m., New York City time, on such day for loans in United States dollars to leading European banks for a term equal to the relevant Accrual Period. If on any LIBOR Determination Date the Indenture Trustee is unable to determine LIBOR for an Accrual Period, LIBOR for such Accrual Period shall be LIBOR as determined on the previous LIBOR Determination Date.

        Notwithstanding the foregoing, LIBOR for the next succeeding Accrual Period shall not be based on LIBOR for the immediately preceding Accrual Period for two consecutive LIBOR Determination Dates. If, under the procedures described above, LIBOR for the next succeeding Accrual Period would be based on LIBOR for the previous LIBOR Determination Date for the second consecutive LIBOR Determination Date, the Indenture Trustee shall select an alternative index (over which the Indenture Trustee has no control) used for determining Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent third party.

        The establishment of LIBOR by the Indenture Trustee and the Indenture Trustee's subsequent calculation of the rate of interest applicable to the LIBOR Securities for the relevant Accrual Period, in the absence of manifest error, shall be final and binding.

        Section 6.15. The Reserve Fund. [                           ].

                                 ARTICLE VII

                                    DEFAULT

        Section 7.01. Events of Default. (a) "Event of Default", wherever used herein, means any one of the following events:

             (i) any failure by the Servicer to remit to the Indenture Trustee any payment, excluding any Periodic Advance and any Servicing Advance, required to be made by the Servicer under the terms of this Agreement which continues unremedied for [one] Business Day after delivery of notice thereof to the Servicer;

             (ii) any failure by the Servicer to make any required Servicing Advance which failure continues unremedied for a period of [60] days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee or to the Servicer and the Indenture Trustee by any Securityholder [or the Note Insurer];

             (i) any failure by the Servicer to deposit amounts received with respect to the Mortgage Loans in the Collection Account on a daily basis within [one] Business Days of receipt in accordance with Section
        5.03 hereof;

             (iii) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or material agreements on the part of the Servicer contained in this Agreement, or the failure of any representation and warranty made pursuant to
        Section 3.01 to be true and correct in all material respects which continues unremedied for a period of [90] days after the earlier of
        (A) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer, as the case may be, by the Depositor or the Indenture Trustee or to the Servicer and the Indenture Trustee by any Securityholder [or the Note Insurer] and (B) actual knowledge of such failure by a Servicing Officer or Responsible Officer of the Servicer[; PROVIDED, HOWEVER, that if, prior to the occurrence of a Note Insurer Default, the Servicer shall have given notice to the Note Insurer of corrective action it proposes to take, which corrective action is agreed in writing by the Note Insurer to be satisfactory, such period may be extended by the Note Insurer].

             (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of [60] days or shall have resulted in the entry of an order for relief or any such adjudication or appointment;

             (v) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer's property;

             (vi) the Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

             (vii) the Servicer no longer meets the qualifications of either a FNMA or FHLMC seller/servicer;

             (ii) any failure by the Servicer to maintain its license to do business or service residential mortgage loans in any jurisdiction where a Mortgaged Property is located;

             (viii) the Servicer attempts to assign any of its rights or delegate any of its duties hereunder other than in compliance with the terms of this Agreement;

             (ix) [any failure of the Servicer to provide any of the reports and information to the Indenture Trustee as provided in Section 5.19 which results in a draw on and under the terms of the Note Insurance Policy;]

             (x) [the Note Insurer notifies the Indenture Trustee of an Event of Default with respect to the Servicer under the Insurance Agreement; or]

             (iii) any failure of the Servicer to make any Periodic Advance on any Servicer Remittance Date required to be made which continues unremedied until 3:00 p.m. New York time on the Business Day immediately following the Servicer Remittance Date;

        (b) If an Event of Default described in this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied [the Note Insurer may or] the Indenture Trustee shall, but only at the direction of [the Note Insurer or] the Majority Securityholders [and with the prior written consent of the Note Insurer,] by notice in writing to the Servicer and a Responsible Officer of the Indenture Trustee, terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, as servicer. Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall, subject to Section 7.02, pass to and be vested in the Indenture Trustee or its designee [approved by the Note Insurer (or another successor Servicer appointed by the Note Insurer)] and the Indenture Trustee (or such other successor Servicer, as applicable) is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, at the expense of the Servicer, any and all documents and other instruments and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including, but not limited to, the transfer and endorsement or assignment of the Mortgage Loans and related documents. The Servicer agrees to cooperate (and pay any related costs and expenses) with the Indenture Trustee or another successor Servicer, as applicable, in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Indenture Trustee or its designee or another successor Servicer, as applicable, for administration by it of all amounts which shall at the time be credited by the Servicer to the Collection Account or thereafter received with respect to the Mortgage Loans. The Indenture Trustee shall promptly notify [the Note Insurer] and the Rating Agencies of the occurrence of an Event of Default. [The Note Insurer may appoint a successor Servicer other than the Indenture Trustee.] Until a successor Servicer has been appointed [by the Note Insurer,] the Indenture Trustee shall be the successor Servicer in all respects without further action, and all authority and power of the Servicer under this agreement shall pass to and be vested in the Indenture Trustee on and after the effective date of termination.

        Section 7.02. Indenture Trustee to Act; Appointment of Successor. (a) On and after the time that the Servicer receives a notice of termination pursuant to Section 7.01, or the Indenture Trustee receives the resignation of the Servicer evidenced by an Opinion of Counsel pursuant to Section 5.24, or the Servicer is removed as Servicer pursuant to Section 7.01, in which event the Indenture Trustee shall promptly notify the Rating Agencies, and except as otherwise provided in Section 7.01, the Indenture Trustee or another successor [acceptable to the Note Insurer] shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof arising on or after the date of succession; provided, however, that the Indenture Trustee shall not be liable for any actions or the representations and warranties of any servicer prior to it and including, without limitation, the obligations of the Servicer set forth in Sections 2.04 and 3.03. The Indenture Trustee, as successor Servicer, or any other successor Servicer shall be obligated to make advances pursuant to Section 5.21 unless, and only to the extent the Indenture Trustee as successor servicer determines reasonably and in good faith that such advances would not be recoverable pursuant to Section 5.04, [such determination to be evidenced by a certification of a Responsible Officer of the Indenture Trustee, as successor Servicer delivered to the Note Insurer].

        (b) Notwithstanding the above, the Indenture Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if the Majority Securityholders [with the consent of the Note Insurer or the Note Insurer] so requests in writing to the Indenture Trustee, appoint, pursuant to the provisions set forth in paragraph (f) below, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution [acceptable to the Note Insurer] as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Notwithstanding the above, the Indenture Trustee shall perform all obligations of the Servicer until [the
Note Insurer or] the Indenture Trustee [with the prior written consent of the
Note Insurer] appoints a successor Servicer [acceptable to the Note Insurer].

        [The Note Insurer may appoint a successor Servicer other than the Indenture Trustee. If the Note Insurer fails to appoint a successor Servicer,] the Indenture Trustee shall, if it is unable to obtain a qualifying bid and is prevented by law from acting as Servicer, appoint, or petition a court of competent jurisdiction to appoint, any housing an home finance institution, bank or mortgage servicing institution which has been designated as an approved seller-servicer by FNMA or FHLMC for first and second home equity loans and having equity of not less than $[5,000,000] [(or such lower level as may be acceptable to the Note Insurer),] as determined in accordance with generally accepted accounting principles [and acceptable to the Note Insurer] as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. The compensation of any successor Servicer (other than the Indenture Trustee in its capacity as successor Servicer) so appointed shall be the amount agreed to between the successor Servicer[, the Note Insurer] and the Indenture Trustee (up to a maximum of the Servicing Fee Rate on the outstanding Principal Balance of each Mortgage Loan), together with the other Servicing Fee in the form of assumption fees, late payment charges or otherwise as provided in Sections 5.14; PROVIDED, HOWEVER, that if the Indenture Trustee becomes the successor Servicer it shall receive as its compensation the same compensation paid to the Servicer immediately prior to the Servicer's removal or resignation. The successor Servicer shall be entitled to set-up expenses, if any, in connection with becoming Servicer pursuant to Section 6.05(b)(i) hereof.

        (c) [Reserved]

        (d) The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession, including the notification by such successor of all Mortgagors of the transfer of servicing to the extent that the predecessor Servicer fails to do so. The predecessor Servicer agrees to cooperate with the Indenture Trustee and any successor Servicer in effecting the termination of the predecessor Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Indenture Trustee or such successor Servicer, as applicable, at the predecessor Servicer's cost and expense, all documents and records reasonably requested by it to enable it to assume the Servicer's functions hereunder and shall promptly also transfer to the Indenture Trustee or such successor Servicer, as applicable, all amounts that then have been or should have been deposited in the Collection Account by the Servicer or that are thereafter received with respect to the Mortgage Loans. Any collections received by the predecessor Servicer after such removal or resignation shall be endorsed by it to the Indenture Trustee and remitted directly to the Indenture Trustee or, at the direction of the Indenture Trustee, to the successor Servicer. Any amounts and documents which are property of the Trust Estate held by the predecessor Servicer shall be held in trust on behalf of the Indenture Trustee until transferred to the successor Servicer or Trustee. Neither the Indenture Trustee nor any other successor Servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Servicer hereunder. No appointment of a successor to the Servicer hereunder shall be effective until [the Note Insurer shall have consented in writing thereto, and] written notice of such proposed appointment shall have been provided by the Indenture Trustee [to the Note Insurer and] to each Securityholder. The Indenture Trustee shall not resign as Servicer until a successor Servicer [acceptable to the Note Insurer] has been appointed.

        (e) Pending appointment of a successor to the Servicer hereunder, the Indenture Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Indenture Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it[, the Note Insurer] and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer pursuant to Section 5.14. The Servicer, the Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

        (f) Notwithstanding anything to the contrary in this Article VII, upon removal or resignation of the Servicer the Indenture Trustee shall (i) solicit bids from prospective successor Servicers as described below and (ii) until such time as another successor Servicer is appointed [by the Note Insurer], assume the duties and obligations of the Servicer. The Indenture Trustee agrees to act as Servicer during such solicitation process and shall assume all duties and obligations of the Servicer. The Indenture Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions [from a list of one or more institutions acceptable to the Note Insurer]. Such public announcement shall specify that the successor Servicer shall be entitled to servicing compensation in accordance with this Agreement. [Within thirty days after the
Note Insurer has provided the list of eligible institutions as provided above,] The Indenture Trustee shall negotiate and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest satisfactory bid as to the price it will pay to obtain servicing [provided that the Note Insurer has given its prior written consent]. The Indenture Trustee shall deduct from any sum received by the Indenture Trustee from the successor to the Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder. After such deductions, the remainder of such sum less any amounts due the Indenture Trustee or the Issuer from the Servicer shall be paid by the Indenture Trustee to the predecessor Servicer at the time of such sale, transfer and assignment to the Servicer's successor.

        If the Servicer resigns or is replaced hereunder, the costs and expenses of the successor Servicer relating to the transfer of servicing rights and responsibilities remaining, if any, after deduction from the sale price as described above shall be payable to the successor Servicer pursuant to Section 6.05 hereof.

        (g) The Indenture Trustee or any other successor Servicer, upon assuming the duties of Servicer hereunder, shall immediately (i) record all Assignments of Mortgage not previously recorded in the name of the Indenture Trustee pursuant to Section 2.03 as a result of an Opinion of Counsel and (ii) make all Periodic Advances and Compensating Interest payments and deposit them to the Collection Account, which amounts the predecessor Servicer has theretofore failed to remit with respect to the Mortgage Loans.

        (h) The Servicer that is being removed or is resigning shall give notice to the Mortgagors and to the Rating Agencies of the transfer of the servicing to the successor.

        (i) Upon appointment, the successor Servicer shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities of the predecessor Servicer including, but not limited to, the maintenance of the fidelity bond and errors and omissions policy pursuant to Section 5.08 and shall be entitled to the Servicing Fee and all of the rights granted to the predecessor Servicer by the terms and provisions of this Agreement. The appointment of a successor Servicer shall not affect any liability or right of the predecessor Servicer which may have arisen or accrued under this Agreement prior to its termination as Servicer (including, without limitation, any deductible under an insurance policy) and any right to reimbursement pursuant to Section 5.04 or otherwise under this Agreement, nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained herein or in any related document or agreement.

        Section 7.03. Waiver of Defaults. [The Note Insurer or] Majority Securityholders may, on behalf of all Securityholders, [and subject to the consent of the Note Insurer,] waive any events permitting removal of the Servicer as servicer pursuant to this Article VII; provided, however, that the Majority Securityholders may not waive a default in making a required distribution on a Security without the consent of the holder of such Security. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement unless otherwise specified in such waiver. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Indenture Trustee to the Rating Agencies.

        Section 7.04. [Mortgage Loans, Trust Estate and Accounts Held for Benefit of the Note Insurer]. [(a) The Indenture Trustee shall hold the Trust Estate and shall hold, directly or indirectly through its Custodian, the Mortgage Files for the benefit of the Securityholders and the Note Insurer and all references in this Agreement and in the Securities to the benefit of Holders of the Securities shall be deemed to include the Note Insurer. The Indenture Trustee shall cooperate in all reasonable respects with any reasonable request by the Note Insurer for action to preserve or enforce the
Note Insurer's rights or interests under this Agreement and the Securities.]

        (b) [The Servicer hereby acknowledges and agrees that it shall service the Mortgage Loans for the benefit of the Issuer, the Indenture Trustee and the Note Insurer, and all references in this Agreement to the benefit of or actions on behalf of the Securityholders shall be deemed to include the Note Insurer.]

        Section 7.05. [Rights of the Note Insurer to Exercise Rights of Securityholders]. [By accepting its Security, each Securityholder agrees that unless a Note Insurer Default exists, the Note Insurer shall be deemed to be the Securityholders for all purposes (other than with respect to payment on the Securities) and shall have the right to exercise all rights of the Securityholders under this Agreement and under each Class of Securities without any further consent of the Securityholders.]

        Section 7.06. [Indenture Trustee to Act Solely with Consent of the
Note Insurer]. [Unless Note Insurer Default exists, the Indenture Trustee shall not, without the Note Insurer's consent or unless directed by the Note
Insurer:

        (a) terminate the rights and obligations of the Servicer as Servicer pursuant to Section 7.01;

        (b) agree to any amendment pursuant to Article XI, PROVIDED, HOWEVER, that such consent shall not be unreasonably withheld; or

        (c) undertake any litigation.]

        [The Note Insurer may, in writing and in its sole discretion renounce all or any of its rights under section 7.04, 7.05 or 7.06 or any requirement for the Note Insurer's consent for any period of time.]

                                 ARTICLE VIII
                                 TERMINATION

        Section 8.01. Termination. (a) Subject to Section 8.02, this Agreement shall terminate upon notice to the Indenture Trustee of either: (i) the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due hereunder and the payment of all amounts due and payable to [the Note Insurer and] the Indenture Trustee or (ii) mutual consent of the Servicer, the Note Insurer and all Securityholders in writing; provided, however, that in no event shall this Agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of Joseph P. Kennedy, late Ambassador of the United States to the Court of St. James's, alive as of the date hereof. (b) In addition, subject to Section 8.02, the [Majority Residual Interestholders] may, at their option and at their sole cost and expense, upon [20] days' prior written notice to the Indenture Trustee, terminate this Agreement on any date on which the Total Loan Balance is less than [10]% of the Cut-off Date Balance by purchasing, during the Due Period relating to the next succeeding Distribution Date, all of the outstanding Mortgage Loans and Foreclosure Properties, and other property of the Trust, for the Termination Price. If the [Majority Residual Interestholders] do not exercise such purchase option within three calendar months of the date in which they are first entitled to do so, [the Note Insurer] shall have the option, at its sole cost and expense, upon [20] days' prior notice to the Indenture Trustee, to purchase all of the outstanding Mortgage Loans and Foreclosure Properties and other property of the Trust for the Termination Price.

        Any such purchase shall be accomplished by deposit into the Collection Account of the Termination Price. From the Termination Price so deposited, the Indenture Trustee shall reimburse the Servicer for the amount of any unpaid Servicing Fees, Unreimbursed Periodic Advances and unreimbursed Servicing Advances made by the Servicer with respect to the related Mortgage Loans. [No such termination is permitted without the prior written consent of the Note Insurer if it would result in a draw on the Note Insurance Policy.]

        (c) [Reserved]

        (d) Notice of any termination, specifying the Distribution Date upon which the Trust will terminate and that the Securityholders shall surrender their Securities to the Indenture Trustee for payment of the final distribution and cancellation, shall be given promptly by the Indenture Trustee by letter to the Securityholders mailed during the month of such final distribution before the Servicer Remittance Date in such month, specifying (i) the Distribution Date upon which final payment of the Securities will be made upon presentation and surrender of the Securities at the office of the Indenture Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Securities at the office of the Indenture Trustee therein specified. [The obligations of the Note Insurer hereunder shall terminate upon the deposit with the Indenture Trustee of the Termination Price and when the aggregate Principal Amount of the Securities has been reduced to zero, whereupon the Indenture Trustee will return the Note Insurance Policy to the Note Insurer for cancellation.]

        (e) In the event that not all Securityholders surrender their Securities for cancellation within six months after the time specified in the above-mentioned written notice, the Indenture Trustee shall give a second written notice to the remaining Securityholders to surrender their Securities for cancellation and receive the final distribution with respect thereto. If within six months after the second notice, all of the Securities shall not have been surrendered for cancellation, the Indenture Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Securityholders concerning surrender of their Securities and the cost thereof shall be paid out of the funds and other assets which remain subject hereto. If within nine months after the second notice all the Securities shall not have been surrendered for cancellation, the Certificateholders shall be entitled to all unclaimed funds and other assets [(other than amounts relating to Insured Payments, which shall be disbursed to the Note Insurer)] which remain subject hereto and the Indenture Trustee upon transfer of such funds shall be discharged of any responsibility for such funds and the Securityholders shall look only to such Certificateholders for payment. Such funds shall remain uninvested.


                                  ARTICLE IX
                                  [RESERVED]


                                  ARTICLE X
                                  [RESERVED]


                                  ARTICLE XI
                           MISCELLANEOUS PROVISIONS

        Section 11.01. Limitation on Liability of the Depositor and the Servicer. (a) Neither the Depositor, the Servicer nor any of the directors, members, officers, employees or agents of the Depositor or the Servicer shall be under any liability to [the Note Insurer,] the Issuer or the Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or the Servicer against any breach of warranties or representations made herein, or failure to perform its obligations in compliance with any standard of care set forth in this Agreement, or against any specific liability imposed on the Servicer or the Depositor pursuant to any other Section hereof; and provided further that this provision shall not protect the Depositor, the Servicer or any such person, against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Servicer and any director, member, officer, employee or agent of the Depositor or the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicer and any director, member, officer, employee or agent of the Depositor or the Servicer shall be indemnified and held harmless by the Trust against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Securities, other than any loss, liability or expense related to Servicer's failure to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement, or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder; provided, however, that such indemnity shall be payable solely as provided in Section 6.05(b)(i). Neither the Depositor nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor or the Servicer may in its sole discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Securityholders hereunder. In the event the Depositor or the Servicer take any action as described in the preceding sentence, the legal expenses and costs of such action[, if previously approved in writing by the Note Insurer, which approval shall not be unreasonably withheld,] and any liability resulting therefrom will be expenses, costs and liabilities of the Issuer, and the Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor as provided in Section 6.05(b)(i).

        (b) [Reserved]

        (c) The Servicer agrees to indemnify and hold the Issuer, Indenture Trustee, the Depositor[, the Note Insurer] and each Noteholder harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses actually sustained by the Issuer, Indenture Trustee, the Depositor, the Note Insurer or any Noteholder resulting from the failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement. The Servicer shall immediately notify the Issuer, Indenture Trustee, the Depositor[, the Note Insurer] and each Securityholder if a claim is made by a third party arising out of or based upon the alleged actions of the Servicer or alleged failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement, and the Servicer shall assume (with the consent of the Indenture Trustee [and the Note Insurer]) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Indenture Trustee, the Depositor[, the Note Insurer] and/or Securityholder in respect of such claim. Notwithstanding the foregoing, the Servicer shall not be obligated to indemnify any such party or assume the defense for any claim by a third party that does not arise out of and is not based upon the alleged actions of the Servicer or alleged failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement.

        (d) The Indenture Trustee shall, in accordance with instructions received from the Servicer, reimburse the Servicer only from amounts otherwise distributable on the Residual Interest Certificates for all amounts advanced by it pursuant to the preceding sentence, except when a final nonappealable adjudication determines that the claim relates directly to the failure of the Servicer to perform its duties in compliance with this Agreement. The provision of this Section 11.01 shall survive the termination of this Agreement and the payment of the outstanding Securities.

        Section 11.02. Acts of Securityholders. (a) Except as otherwise specifically provided herein, whenever Securityholder action, consent or approval is required under this Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Securityholders if the Majority Securityholders or the Note Insurer agrees to take such action or give such consent or approval.

        (b) The death or incapacity of any Securityholder shall not operate to terminate this Agreement or the Trust, nor entitle such Securityholder's legal representatives or heir to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

        (c) No Securityholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Securities, be construed so as to constitute the Securityholders from time to time as partners or members of an association; nor shall any Securityholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

        Section 11.03. Amendment. This Agreement may be amended from time to time by the Depositor, the Servicer and the Indenture Trustee [with the prior written consent of the Note Insurer] without the consent of any of the Securityholders, (i) to cure any ambiguity or mistake, (ii) to correct, modify or supplement any provisions herein which may be inconsistent with any other provisions herein or in an Offering Document, (iii) to make any other provisions with respect to matters or questions arising under this Agreement that are not materially inconsistent with the provisions hereof amend this Agreement in any respect subject to the provisions below, or (iv) if such amendment, as evidenced by an Opinion of Counsel (provided by the Person requesting such amendment) delivered to the Indenture Trustee [and the Note Insurer], is reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any proposed such action which, if made effective, would apply retroactively to the Trust at least from the effective date of such amendment; provided that in the case of clause (iii) such action shall not adversely affect in any material respect the interests of any Securityholder (other than Securityholders who shall consent to such amendment) or the Note Insurer, as evidenced either by an Opinion of Counsel (provided by the Person requesting such amendment) or written notification from each Rating Agency to the effect that such amendment will not cause such Rating Agency to lower or withdraw the then current ratings on the Securities [(without regard to the Note Insurance Policy)], delivered to the Indenture Trustee [and the Note Insurer].

        This Agreement may also be amended from time to time by the Depositor, the Servicer and the Indenture Trustee with the consent of [the Note Insurer and] the Majority Securityholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Securities; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Security without the consent of the Holder of such Security or (ii) reduce the aforesaid percentage of Securities the Holders of which are required to consent to any such amendment, without the consent of [the Note Insurer and] the Holders of all Securities then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.03, Securities registered in the name of the Depositor or the Servicer or any affiliate thereof shall be entitled to voting rights with respect to matters described in clauses (i) and (ii) of this paragraph.

        Notwithstanding any contrary provision of this Agreement, the Indenture Trustee shall not consent to any amendment to this Agreement unless it [and the Note Insurer] shall have first received an Opinion of Counsel (provided by the Person requesting such amendment) to the effect that such amendment will not result in the imposition of any tax on the Trust or cause the Trust to fail to qualify as a grantor trust at any time that any of the Securities are outstanding.

        Promptly after the execution of any such amendment the Indenture Trustee shall furnish a statement describing the amendment to each Securityholder, the Note Insurer, and each Rating Agency.

        It shall not be necessary for the consent of Securityholders under this Section 11.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Securityholders shall be subject to such reasonable regulations as the Indenture Trustee may prescribe.

        The Indenture Trustee may, but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

        Section 11.04. Recordation of Agreement. To the extent permitted by applicable law, this Agreement, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Securityholders' [or the Note Insurer's] expense on direction and at the expense of Majority Securityholders [or the Note Insurer's] requesting such recordation, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Securityholders or the Note Insurer, as applicable, or is necessary for the administration or servicing of the Mortgage Loans.

        Section 11.05. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to (i) in the case of the Servicer, [ ], Attention: [ ]; (ii) in the case of Finance America Securities, LLC, 16802 Aston Street, Irvine, California 92606, Attention: [ ]; (iii) in the case of the Indenture Trustee, [ ], Attention: [ ______________________________________________________ ];
(iv) in the case of the Securityholders, as set forth in the Security Register; (v) in the case of Moody's, Moody's Investors Service, 99 Church Street, New York, New York 10007, Attention: Residential Mortgage Pass-through Monitoring; (vi) in the case of S&P, Standard & Poor's Rating Services, 55 Water Street, New York, New York 10041; and (vii) in the case of the Note Insurer, [ ____________________________________________________________ ],
Attention: [ ]. Any such notices shall be deemed to be effective with respect to any party hereto upon the receipt of such notice by such party, except that notices to the Securityholders shall be effective upon mailing or personal delivery.

        Section 11.06. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement or of the Securities or the rights of the Holders thereof.

        Section 11.07. Counterparts. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

        Section 11.08. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Servicer, the Depositor, the Indenture Trustee and the Securityholders and their respective successors and permitted assigns.

        Section 11.09. Headings. The headings of the various articles and sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

        Section 11.10. [Note Insurer Default]. [Any right conferred to the
Note Insurer, including, without limitation, the right to receive the Premium Amount shall be suspended during any period in which a Note Insurer Default exists. At such time as the Securities are no longer outstanding hereunder, and no amounts owed to the Note Insurer hereunder or under the Insured Amount remain unpaid, the Note Insurer's rights hereunder shall terminate.]

        Section 11.11. Third Party Beneficiary. The parties agree that each of the Seller [and the Note Insurer] are intended to have and shall have all rights of a third-party beneficiary of this Agreement.

        Section 11.12. [Reserved.]

        Section 11.13. Notice to Rating Agencies and Note Insurer.

        The Indenture Trustee shall use its best efforts to promptly provide notice to the Rating Agencies and the Note Insurer with respect to each of the following of which it has actual knowledge:

             1. Any material change or amendment to this Agreement;

             2. The occurrence of any Event of Default;

             3. The resignation or termination of the Servicer or the Indenture Trustee; and

             4. The final payment to Securityholders.

        In addition, the Indenture Trustee shall promptly furnish to the Rating Agencies copies of the following:

             1. Each report to Securityholders described in Section 6.07; and

             2. Each annual independent public accountants' servicing report described in Section 5.17.

        Any such notice pursuant to this Section 11.13 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service [(except in the case of notice to the Note Insurer which notice shall be given in accordance with Section 11.05 hereof)].

        Section 11.14. Governing Law. THIS AGREEMENT AND THE CERTIFICATES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

        Section 11.15. Appointment of Agent. The Depositor hereby appoints Deutsche Bank Securities Inc. as its agent (the "Administrative Agent") for the purpose of performing the duties of the Depositor under this Agreement and the other Basic Documents, other than the duties of the Depositor under
Article II and Section 3.02 hereof.

        Section 11.16. Taxes.

        (a) As provided in the Administration Agreement, the Administrator will perform, or cause to be performed, such duties and take, or cause to be taken, such actions, as are required to be performed or taken with respect to the Trust under the Code, including the duties and actions of the Owner Trustee under Section [5.05] of the Trust Agreement. The Administrator will prepare for signature by the Owner Trustee and, upon obtaining such signature, shall file or cause to be filed with the Internal Revenue Service federal tax or information returns with respect to the Trust and the Securities containing such information and at the times and in such manner as may be required by the Code or applicable Treasury regulations, and shall furnish to Holders such statements or information at the times and in such manner as may be required thereby; PROVIDED, HOWEVER, that the Administrator will not be required to compute the Issuer's gross income; and provided, further, that the Administrator will not be required to prepare and file partnership tax returns on behalf of the Issuer unless it receives an opinion of counsel (which shall not be at the Administrator's expense, but shall be at the expense of the Seller or other party furnishing such opinion) as to the necessity of such filings. The Owner Trustee shall sign all tax information returns filed pursuant to this Section.

        (b) As provided in the Administration Agreement, the Administrator will timely file all reports required to be filed by the Trust with any federal, state or local governmental authority having jurisdiction over the Trust, including the Internal Revenue Service's Form 1041 prepared for a grantor trust signed by the Owner Trustee, and including any other reports that must be filed with the Securityholders. Furthermore, the Servicer shall report to Holders, if required, with respect to the allocation of expenses pursuant to Section 212 of the Code in accordance with the specific instructions to the Administrator by the Seller with respect to such allocation of expenses. Absent specific instructions, the Administrator will allocate expenses to Holders based on the right of each Holder to gross stated interest on the Mortgage Loans. The Administrator will collect any forms or reports from the Holders determined by the Seller to be required under applicable federal, state and local tax laws.

        (c) Unless required otherwise by provisions of the Internal Revenue Code or interpretations thereof, the Administrator will treat the Trust as a grantor trust and not as an association taxable as a corporation for federal income tax purposes.

        (d) The Depositor, the Indenture Trustee, the Servicer and the Issuer covenant and agree to, within ten Business Days after the Closing Date, provide to the Administrator any information necessary to enable the Issuer to meet its obligations under subsection (b) above.

        (e) The Indenture Trustee, the Issuer, the Depositor and the Servicer each covenants and agrees for the benefit of the Holders to knowingly take no action or fail to take any action, which would, if taken or not taken, as the case may be, result in the failure of the Trust at any time to qualify as a grantor trust under the Code, including, without limitation, for purposes of this paragraph any alteration, modification, amendment, extension, waiver or forbearance with respect to any Mortgage Loan.

        (f) Neither the Depositor, the Owner Trustee nor the Indenture Trustee shall enter into any arrangement by which the Indenture Trustee or the Owner Trustee will receive a fee or other compensation for services rendered pursuant to this Agreement, which fee or other compensation is paid from the Trust, other than as expressly contemplated by this Agreement; provided, that the Indenture Trustee, the Owner Trustee and the Depositor may engage in any of the transactions prohibited by such clauses, provided that the Indenture Trustee and the Issuer shall have received an Opinion of Counsel experienced in federal income tax matters to the effect that such transaction does not result in a tax imposed on the Trust or cause the Trust to fail to qualify as a grantor trust under the Code; PROVIDED, HOWEVER, that such transaction is otherwise permitted under this Agreement.

        (g) Except as otherwise provided in this Agreement, neither the Indenture Trustee nor the Issuer shall, without having obtained an Opinion of Counsel experienced in federal income tax matters to the effect that such transaction does not result in a tax imposed on the Trust or cause the Trust to fail to qualify as a grantor trust under the Code, (i) sell any assets of the Trust, (ii) accept any contribution of assets after the Closing Date or
(iii) agree to any modification of this Agreement.

        IN WITNESS WHEREOF, the Servicer, the Indenture Trustee and the Depositor have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                            FINANCE AMERICA SECURITIES, LLC,
                                            as Depositor

                                            By:
                                                   Name:
                                                   Title:



                                            [                                ],
                                            as Servicer

                                            By:
                                                   Name:
                                                   Title:



                                            [
                                            ],
                                            as Indenture Trustee

                                            By:
                                                   Name:
                                                   Title:


                                            FINANCE AMERICA SECURITIES, LLC
                                            MORTGAGE LOAN TRUST [             ],
                                            as Issuer

                                            By:  [                           ],
                                                 not in its individual capacity
                                                 but solely as Owner Trustee

                                                 By:
                                                      Name:
                                                      Title:

                                   EXHIBIT A

                            [NOTE INSURANCE POLICY]

                                   EXHIBIT B

                                 MORTGAGE FILE

                                   EXHIBIT C

                            MORTGAGE LOAN SCHEDULE

                                   EXHIBIT D

                           ACKNOWLEDGMENT OF RECEIPT

                                                             ___________, 1999

Finance America Securities, LLC

[Servicer]

[Note Insurer]

        Re: Sale and Servicing Agreement, dated as of ______________ among Finance America Securities, LLC, as Depositor,
             _____________________, as Servicer, and _______________________,
             as Indenture Trustee, Securities, Series ___________

Ladies and Gentlemen:

        In accordance with Section 2.04 of the above-captioned Sale and Servicing Agreement, the undersigned, as [Indenture Trustee] [Custodian], hereby certifies: (1) except as noted on the attachment hereto, if any (the "Loan Exception Report"), it has received the original Mortgage Note (item (i) in Section 2.03(a)) with respect to each Mortgage Loan listed in the Mortgage Loan Schedule and , subject to the review provided in Section 2.04 of the Sale and Servicing Agreement, the other documents in the Mortgage File, and the documents contained therein appear to bear original or facsimile signatures or copies of originals if the originals have not yet been delivered, and (2) it has received the Note Insurance Policy.

        The [Indenture Trustee] [Custodian] has made no independent examination of any such documents beyond the review specifically required in the above-referenced Sale and Servicing Agreement. The [Indenture Trustee] [Custodian] makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any such documents or any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

        Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Sale and Servicing Agreement.


                                             ______________________
                                             as [Indenture Trustee] [Custodian]



                                            By: _____________________________
                                                  Name:
                                                  Title:

                                   EXHIBIT E

                             INITIAL CERTIFICATION

                                                      __________________, 1999

Finance America Securities, LLC

[Servicer]

[Seller]

[Note Insurer]

        Re: Sale and Servicing Agreement, dated as of ______________ among Finance America Securities, LLC, as Depositor,
             _____________________, as Servicer, and _______________________,
             as Indenture Trustee, Securities, Series ___________

Ladies and Gentlemen:

        In accordance with the provisions of Section 2.04 of the above-referenced Sale and Servicing Agreement, the undersigned, as [Custodian], hereby certifies that, except as noted on the attached exception report, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the attachment hereto), it has reviewed the documents delivered to it pursuant to Section
2.03 of the Sale and Servicing Agreement and has determined that (i) all documents required to be delivered to it pursuant to the above-referenced Sale and Servicing Agreement are in its possession, (ii) such documents have been reviewed by it and appear regular on their face and have not been mutilated, damaged, torn or otherwise physically altered and relate to such Mortgage Loan, (iii) based on its examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule (described in items
(i), (ii), (iii), (iv), (v), (vi), and (viii) of the definition of Mortgage Loan Schedule) respecting such Mortgage Loan accurately reflects the information set forth in the Mortgage File and (iv) each Mortgage Note has been endorsed as provided in Section 2.03 of the Sale and Servicing Agreement. The [Custodian] has made no independent examination of such documents beyond the review specifically required in the above-referenced Sale and Servicing Agreement. The [Custodian] makes no representations as to: (i) the validity, legality, enforceability or genuineness of any such documents contained in each or any of the Mortgage Loans identified on the Mortgage Loan Schedule, or
(ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

        Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Sale and Servicing Agreement.

                                          ____________________________________
                                           as [Custodian]


                                           By:_______________________________
                                              Name:
                                              Title:

                                   EXHIBIT F

                              FINAL CERTIFICATION

                                                           _____________, 19__

Finance America Securities, LLC

[Servicer]

[Note Insurer]

        Re: Re: Sale and Servicing Agreement, dated as of ______________ among Finance America Securities, LLC, as Depositor,
             _____________________, as Servicer, and _______________________,
             as Indenture Trustee, Securities, Series ___________

Ladies and Gentlemen:

        In accordance with Section 2.04 of the above-captioned Sale and Servicing Agreement, the undersigned, as [Custodian], hereby certifies that, except as noted on the attachment hereto, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the documents delivered to it pursuant to Section 2.03 of the Sale and Servicing Agreement and has determined that (i) all documents required to be delivered to it pursuant to the above-referenced Sale and Servicing Agreement are in its possession, (ii) such documents have been reviewed by it and appear regular on their face and have not been mutilated, damaged, torn or otherwise physically altered and relate to such Mortgage Loan, and (iii) based on its examination, and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule (described in items (i), (ii), (iii), (iv), (v), (vi) and (viii) of the definition of Mortgage Loan Schedule) respecting such Mortgage Loan accurately reflects the information set forth in the Mortgage File. The [Custodian] has made no independent examination of such documents beyond the review specifically required in the above-referenced Sale and Servicing Agreement. The [Custodian] makes no representations as to: (i) the validity, legality, enforceability or genuineness of any such documents contained in each or any of the Mortgage Loans identified on the Mortgage Loan Schedule, or
(ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

        Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Sale and Servicing Agreement.

                                            __________________________________
                                            as [Custodian]


                                            By_______________________________
                                                  Name:
                                                  Title:

                                   EXHIBIT G

                       REQUEST FOR RELEASE OF DOCUMENTS

                                                           _____________, 19__

To: [Custodian]

        Re:  Finance America Securities, LLC, Securities, Series ___________

        In connection with the administration of the pool of Mortgage Loans held by you as [Custodian], we request the release, and acknowledge receipt, of the (Mortgage File/[specify document]) for the Mortgage Loan described below, for the reason indicated.

MORTGAGOR'S NAME, ADDRESS & ZIP CODE:
MORTGAGE LOAN NUMBER:
REASON FOR REQUESTING DOCUMENTS (check one)

_____ 1. Mortgage Loan Paid in Full (Servicer hereby certifies that all amounts received in connection therewith have been credited to the Collection Account.)

_____ 2. Mortgage Loan Liquidated (Servicer hereby certifies that all proceeds of foreclosure, insurance or other liquidation have been finally received and credited to the Collection Account.)

_____   3. Mortgage Loan in foreclosure _____

_____   4. Mortgage Loan purchased pursuant to Section 5.18 of the Sale and
Servicing Agreement.

_____   5. Mortgage Loan purchased or substituted pursuant to Article II or III of the Sale and Servicing Agreement (Servicer hereby certifies that the repurchase price or Substitution Adjustment has been credited to the Collection Account and that the substituted mortgage loan is a Qualified Substitute Mortgage Loan.)

_____   6. Other (explain)

        If box 1, 4 or 5 above is checked, and if all or part of the Mortgage File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified Mortgage Loan.

        If item 2, 3 or 6 above is checked, upon our return of all of the above documents to you as Indenture Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form.

                                      By:
                                     Name:
                                    Title:

Documents returned to [Custodian]:

Trustee
By:
Date:

                                   EXHIBIT H

                          FORM OF LIQUIDATION REPORT

Customer Name:
Account Number:
Original Loan Balance:


1.      Type of Liquidation (Foreclosure disposition/charge-off/short pay-off)

        Date last paid
        Date of Foreclosure
        Date of Foreclosure

        Date of Foreclosure Disposition

        Property Sale Price/Estimated Market Value at Disposition

2.      Liquidation Proceeds

        Any Principal Prepayment                             $____________
        Proceeds from the Sale of the Property                ____________
        Net Insurance Proceeds                                ____________
        Other (itemize)                                       ____________

        Total Proceeds                                       $____________

3.      Liquidation Expenses

        Servicing Advances                                   $____________
        Periodic Advances                                     ____________
        Servicing Fees                                        ____________
        Total Advances                                       $____________

4.      Net Liquidation Proceeds                             $____________
        (Item 2 minus Item 3)

5.      Principal Balance of Mortgage Loan                   $____________

6.      Loss, if any (Item 5 minus Item 4)                   $____________

                                   EXHIBIT I

                         CERTIFICATE RE: PREPAID LOANS

        I, ______________, ________________ of Finance America Securities,
LLC, as Depositor, hereby certify that between the "Cut-Off Date" (as defined in the Sale and Servicing Agreement dated as of ___________, 199__ among Finance America Securities, LLC Mortgage Loan Trust [ _______________ ], as issuer, Finance America Securities, LLC, as depositor, ___________________________, as servicer and __________________________, as indenture trustee) and the "Closing Date " the following schedule of "Mortgage Loans" (each as defined in the Sale and Servicing Agreement) have been prepaid in full.

Dated:
By:

                                   EXHIBIT J

                        SUBSEQUENT TRANSFER INSTRUMENT

                                  [RESERVED]

                                   EXHIBIT K

                         FORMS OF LOST NOTE AFFIDAVITS